                                                                    EXHIBIT 10.9
================================================================================

                                     Lease



                            FREMONT TECHNOLOGY PARK

================================================================================

                                    Between



                           APPLIED FIBER OPTICS, INC.

                                    (Tenant)



                                      and



                         CARRAMERICA REALTY CORPORATION

                                   (Landlord)

                                     LEASE

     THIS LEASE (the "Lease") is made as of August 27, 1998 (dated for reference
                      -----
purposes only) between CarrAmerica Realty Corporation, a Maryland corporation (the "Landlord") and the Tenant as named in the Schedule below. The term
      --------
"Project" means the six buildings (the "Project Buildings") and other
 -------                                -----------------
improvements commonly known as the "Fremont Technology Park'' located in
                                    -----------------------
Fremont, California, as more particularly described in Exhibit A.  The
                                                       ---------
"Premises" means that portion of the Project Buildings described in the Schedule
 --------
and cross-hatched on Exhibit A, attached hereto.  Those Project Buildings in
                     ---------
which the Premises are located shall be collectively referred to herein as the "Building", and the other Project Buildings shall be referred to herein as the
 --------
"Other Buildings").  The following schedule (the "Schedule") is an integral part
 ---------------                                  --------
of this Lease. Terms defined in this Schedule shall have the same meaning throughout the Lease.

     The following schedule (the "Schedule") is an integral part of this Lease.
                                  --------
Terms defined in this Schedule shall have the same meaning throughout the Lease.

                                   SCHEDULE

1.   Tenant: Applied Fiber Optics, Inc., a California corporation
2. Premises: 46420 - 46430 Fremont Boulevard, City of Fremont, County of Alameda. California
3.   Rentable Square Feet of the Premises: 54,153 rsf
4. Tenant's Proportionate Share: 100% of Building and 18.62% of Project (based upon a total of 290,840 rentable square feet in the Project)
5. Lease Deposit: Prepaid Rent = $70,398.90 and Security Deposit = $509,037.80 (of which up to $422,393.00 may be in the form of a Letter of Credit)
6. Permitted Use: Office, research, development, final assembly of parts manufactured elsewhere, storage, distribution of fiber optic products
7. Tenant's Real Estate Broker for this Lease: CPS, the Commercial Property Services Company
8.   Landlord's Real Estate Broker for this Lease: None
9.   Tenant Improvements, if any: See Section 3.A
10.  Term: Seven Years
11. Commencement Date: April 1, 1999; provided if Tenant occupies any portion of the Premises prior to such date for the purpose of conducting its business activities therein, then the Commencement Date shall be revised to be the earliest date on which Tenant commenced such business activities within the Premises
12. Termination Date: March 31, 2006; provided if the Commencement Date is accelerated as a result of Tenant conducting its business activities within the Premises prior to April 1, 1999, then the Termination Date shall be also accelerated to be the date which is 84 months after the revised Commencement Date, unless the revised Commencement Date is not the first day of the month, in which case the Termination Date shall be the date which is 84 months after the first day of the calendar month immediately following the revised Commencement Date
13.  Parking Spaces: 201
14.  Guarantor: None

15.  Base Rent:

Period                               Monthly Base Rent         Annual Base Rent
------                               -----------------         ----------------
Months 1 through 12 99-00               $70,398.90               $  844,786.80
Months 13 through 24 00-01              $73,106.55               $  877,278.60
Months 25 thought 36 01-02              $75,814.20               $  909,770.40
Months 37 thought 48 02-00              $78,521.85               $  942,262.20
Months 49 thought 60 02-04              $81,229.50               $  974,754.00
Months 61 thought 72 04-05              $83,937.15               $1,007,245.80
Months 73 through 84 05-07              $86,644.80               $1,039,737.60

LIST OF EXHIBITS:

Exhibit A:   Project Site Plan

Exhibit B:   Landlord's Signage Standards

Exhibit C:   Tenant Improvement Agreement

Exhibit D:   Tenant Improvement Illustrations/Specifications

Exhibit E:   Rules and Regulations

Exhibit F:   Mortgages Currently Affecting the Project

             1.  LEASE AGREEMENT.  On the terms stated in this Lease, Landlord
                 ---------------
leases the Premises to Tenant, and Tenant leases the Premises from Landlord, for the Term beginning on the Commencement Date and ending on the Termination Date unless extended or sooner terminated pursuant to this Lease.

                    A.   Commencement Date. The commencement date ("Commencement
                         -----------------
     Date") for this Lease shall be the date set forth in the Schedule. The Commencement Date shall not be dependent upon the completion of the "Tenant Improvements" (as defined in Section 3).

                    B.   Termination Date. The termination date ("Termination
                         ----------------
     Date") of this Lease shall be the date set forth in the Schedule.

             2.  RENT.
                 ----

                    A.   Types of Rent.  Tenant shall pay the following Rent in
                         -------------
     the form of a check or via wire transfer to Landlord pursuant to instructions to be delivered by Landlord to Tenant prior to the Commencement Date.

                              (i)    Base Rent in monthly installments in
                                     ---------
          advance, the first monthly installment payable concurrently with the execution of this Lease and thereafter on or before Ac first day of each month of the Term in the amount set forth on the Schedule.

                              (ii)   Operating Cost Share Rent in an amount
                                     -------------------------
          equal to the Tenant's Proportionate Share of the Operating Costs for the applicable fiscal year of the Lease, paid monthly in advance in an estimated amount. Definitions of Operating Costs and Tenant's Proportionate Share, and the method for billing and payment of Operating Cost Share Rent are set form in Sections 2B, 2C and 2D.

                              (iii)  Tax Share Rent in an amount equal to the
                                     --------------
          Tenant's Proportionate Share of the Taxes for the applicable fiscal year of this Lease, paid monthly in advance in an estimated amount. A definition of Taxes and the method for billing and payment of Tax Share Rent are set forth in Sections 2B, 2C and 2D.

                              (iv)   Additional Rent in the amount of all costs,
                                     ---------------
          expenses, liabilities, and amounts which Tenant is required to pay under this Lease, excluding Base Rent, Operating Cost Share Rent, and Tax Share Rent, but including any interest for late payment of any item of Rent.

                              (v)    Rent as used in this Lease means Base Rent,
                                     ----
          Operating Cost Share Rent, Tax Share Rent and Additional Rent. Tenant's agreement to pay Rent is an independent covenant, with no right of setoff, deduction or counterclaim of any kind.

                    B.   Payment of Operating Cost Share Rent and Tax Share
     Rent.

                              (i)    Payment of Estimated Operating Cost Share
                                     -----------------------------------------
          Rent and Tax Share Rent. Landlord shall estimate the Operating Costs
          -----------------------
          and Taxes of the Project by April 1 of each fiscal year, or as soon as reasonably possible thereafter. Landlord may revise these estimates whenever it obtains more accurate information, such as the final real estate tax assessment or tax rate for the Project. Within ten (10) days after receiving the original or revised estimate from Landlord, Tenant shall pay Landlord one-twelfth (1/12th) of Tenant's Proportionate Share of this estimate, multiplied by the number of months that have elapsed in the applicable fiscal year to the date of such payment including the current month, minus payments previously made by Tenant for the months elapsed. On the first day of each month thereafter, Tenant shall pay Landlord one-twelfth (l/12th) of Tenant's Proportionate Share of this estimate, until a new estimate becomes applicable.

                              (ii)   Correction of Operating Cost Share Rent.
                                     ---------------------------------------
          Landlord shall deliver to Tenant a report for the previous fiscal year (the "Operating Cost Report") by May 15 of each year, or as soon as
                ---------------------
          reasonably possible thereafter, setting form (a) the actual Operating Costs incurred, (b) the amount of Operating Cost Share Rent due from Tenant, and (c) the amount of Operating Cost Share Rent paid by Tenant. Within twenty (20) days after such delivery, Tenant shall pay to Landlord the amount due minus the amount paid. If the amount paid exceeds the amount due, Landlord shall apply the excess to Tenant's payments of

          Operating Cost Share Rent next coming due, or refund such excess for any overpayments made during the last year of the Term within thirty
          (30) days of the date on which the Operating Cost Report for such year is completed.

                              (iii)  Correction of Tax Share Rent. Landlord
                                     ----------------------------
          shall deliver to Tenant a report for the previous fiscal year (the "Tax Report") by May 15 of each year, or as soon as reasonably possible thereafter, setting forth (a) the actual Taxes, (b) the amount of Tax Share Rent due from Tenant, and (c) the amount of Tax Share Rent paid by Tenant. Within twenty (20) days after such delivery, Tenant shall pay to Landlord the amount due from Tenant minus the amount paid by Tenant. If the amount paid exceeds the amount due, Landlord shall apply the excess to Tenant's payments of Tax Share Rent next coming due, or refund such excess for any overpayments made during the last year of the Term within thirty (30) days of the date on which the Tax Report for such year is completed.

                    C.   Definitions.

                              (i)    Included Operating Costs. "Operating Costs"
                                     ------------------------   ---------------
          means any expenses, costs and disbursements of any kind other than Taxes, paid or incurred by Landlord in connection with the management, maintenance, operation, insurance, repair and other related activities in connection with any part of the Project and of the personal property, fixtures, machinery, equipment, systems and apparatus used in connection therewith, including the cost of providing those services required to be furnished by Landlord under this Lease and a management fee in an amount equal to three percent (3%) of the monthly Base Rent payable hereunder. Operating Costs shall also include the costs of any capital improvements which are intended to reduce Operating Costs (but only to the extent of any actual savings realized from such improvements) or improve safety, and those made to keep the Project in compliance with governmental requirements applicable from time to time or to replace existing capital improvements, facilities and equipment within the Building or the common areas of the Project, such as the roof membrane and resurfacing of the parking areas (collectively, "Included Capital Items"); provided, that the costs of
                          ----------------------
          any Included Capital Item shall be amortized by Landlord, together with an amount equal to interest at ten percent (10%) per annum, over the estimated useful life of such item and such amortized costs are only included in Operating Costs for that portion of the useful life of the Included Capital Item which falls within the Term, unless the cost of the Included Capital Item is less than Ten Thousand Dollars ($10,000) in which case it shall be expensed in the year in which it was incurred. If Landlord elects to maintain earthquake insurance, then in the event of an earthquake any deductibles payable by Tenant hereunder with respect to the Premises shall be amortized over the remaining Term of the Lease and paid monthly by Tenant as part of the Operating Cost Share Rent. If the Project contains more than one building, then Operating Costs shall include (i) all Operating Costs fairly allocable to the Building, including all Operating Costs paid with respect to the maintenance, repair, replacement and use of the Building, and (ii) a proportionate share (based on the gross rentable area of the Building as a percentage of the gross leasable area of all of the Buildings in the Project) of all Operating Costs which relate to the Project in general and arc not fairly allocable to any one building in the Project.

          If the Project is not fully occupied during any portion of any fiscal year, Landlord may adjust (an "Equitable Adjustment") Operating Costs to equal
                               --------------------
what would have been incurred by Landlord had the Project been fully occupied. This Equitable Adjustment shall apply only to Operating Costs which are variable based, upon the occupancy of the Project (i.e., they increase as occupancy of the Project increases). Landlord may incorporate the Equitable Adjustment in its estimates of Operating Costs.

          If Landlord does not furnish any particular service whose cost would have constituted an Operating Cost to a tenant other than Tenant who has undertaken to perform such service itself, Operating Costs shall be increased by the amount which Landlord would have incurred if it had furnished the service to such tenant.

                              (ii)   Excluded Operating Costs. Operating Costs
                                     ------------------------
          shall not include:

                                     (a)  costs of alterations of tenant
                                          premises;

                                     (b)  costs of capital improvements other
                                          than Included Capital Items;

                                     (c)  interest and principal payments on
                                          mortgages or any other debt costs, or
                                          rental payments on any ground lease of
                                          the Project;

                                     (d)  real estate brokers' leasing
                                          commissions;

                                     (e)  legal fees, space planner fees and
                                          advertising expenses incurred with
                                          regard to leasing the Building or
                                          portions thereof;

                                     (f)  any cost or expenditure for which
                                          Landlord is reimbursed, by insurance
                                          proceeds or otherwise, except by
                                          Operating Cost Share Rent;

                                     (g)  the cost of any service furnished to
                                          any tenant of the Project which
                                          Landlord does not make available to
                                          Tenant;

                                     (h)  depreciation and amortization (except
                                          on any Included Capital Items in the
                                          manner described above;

                                     (i)  franchise or income taxes imposed upon
                                          Landlord, except to the extent imposed
                                          in lieu of all or any part of Taxes;

                                     (j)  costs of correcting defects in
                                          construction of the Building (as
                                          opposed to the cost of normal repair,
                                          maintenance and replacement expected
                                          with the construction materials and
                                          equipment installed in the Building in
                                          light of their specifications);

                                     (k)  legal and auditing fees which are for
                                          the benefit of Landlord such as
                                          collecting delinquent rents, preparing
                                          tax returns and other financial
                                          statements, and audits other than
                                          those incurred in connection with the
                                          preparation of reports required
                                          pursuant to Section 2B above;

                                     (l)  the wages of any employee for services
                                          not related directly to the
                                          management, maintenance, operation and
                                          repair of the Building;

                                     (m)  fines, penalties and interest;

                                     (n)  any cost for the investigation,
                                          monitoring, removal, cleanup or other
                                          remediation of any Hazardous
                                          Substances discovered in, on or under
                                          the Building or the Project, which was
                                          not caused or contributed to by
                                          Tenant, provided that costs incurred
                                          to respond to a governmental or quasi-
                                          governmental order or mandate shall be
                                          an Included Operating Cost if the
                                          Project is not identified as a source
                                          of such contamination (e.g., all
                                          property owners are required to
                                          conduct routine groundwater monitoring
                                          on their property regardless of
                                          whether their property was or is a
                                          source of any contamination);

                                     (o)  repairs, maintenance or other work
                                          occasioned by condemnation, fire or
                                          other casualty;

                                     (p)  repairs or other work occasioned by
                                          the gross negligence or intentional
                                          misconduct of Landlord or Landlord's
                                          employees, agents or contractors;

                                     (q)  fines, penalties or other costs
                                          incurred due to violations by Landlord
                                          or any other tenant of any
                                          Governmental Requirements;

                                     (r)  costs incurred in connection with the
                                          initial construction of the Building
                                          Shell (as defined below);

                                     (s)  any amounts paid to a person, firm,
                                          corporation, or other entity related
                                          to Landlord which is in excess
                                          of the amount charged by unaffiliated
                                          parties for comparable goods or
                                          services;

                                     (t)  costs incurred by Landlord for the
                                          operation of Landlord's corporation or
                                          other business entity as opposed to
                                          the operation of the Project, such as
                                          accounting and legal expenses incurred
                                          in connection with selling,
                                          syndicating, financing, mortgaging or
                                          hypothecating Landlord's interest in
                                          the Project or with resolving
                                          employer-employee disputes between
                                          Landlord and its employees; and

                                     (u)  structural repairs to the Building to
                                          the extent they are not required as a
                                          result of Tenant's acts or omissions.

                              (iii)  Taxes. "Taxes" means any and all taxes,
                                     -----   -----
          assessments and charges of any kind, general or special, ordinary or extraordinary, levied against the Project, which Landlord shall pay or become obligated to pay in connection with the ownership, leasing, renting, management, use, occupancy, control or operation of the Project or of the personal property, fixtures, machinery, equipment, systems and apparatus used in connection therewith. Taxes shall include real estate taxes, personal property taxes, sewer rents, water rents, special or general assessments, transit taxes, ad valorem taxes, and any tax levied on the rents hereunder or the interest of Landlord under this Lease (the "Rent Tax"). Taxes shall also include all reasonable fees and other reasonable costs and expenses paid by Landlord in reviewing any tax and in seeking a refund or reduction of any Taxes, whether or not the Landlord is ultimately successful. Taxes shall also include any assessments or fees paid to any business park owners association, or similar entity, which are imposed against the Project pursuant to any Covenants, Conditions and Restrictions ("CC&R's") recorded against the Land and any installments of principal and interest required to pay any existing or future general or special assessments for public improvements, services or benefits, and any increases resulting from reassessments imposed in connection with any change in ownership or new construction.

          For any year, the amount to be included in Taxes (a) from taxes or assessments payable in installments, shall be the amount of the installments (with any interest) due and payable during such year, and (b) from all other Taxes, shall at Landlord's election be the amount accrued, assessed, or otherwise imposed for such year or the amount due and payable in such year. Any refund or other adjustment to any Taxes by the taxing authority shall apply during the year for which the adjustment was made (i.e., if Taxes for any tax year during the Term are adjusted, then such adjustment (whether it involves a refund or additional payment) shall be made to or by Tenant. Taxes shall not include any net income (except Rent Tax), capital, stock, succession, transfer, franchise, gift, estate or inheritance tax, except to the extent that such tax shall be imposed in lieu of any portion of Taxes.

                              (iv)   Lease Year. "Lease Year" means each
                                     ----------   ----------
          consecutive twelve-month period beginning with the Commencement Date, except that if the Commencement Date is not the first day of a calendar month, then the first Lease Year shall be the period from the Commencement Date through the final day of the twelve months after the first day of the following month, and each subsequent Lease Year shall be the twelve months following the prior Lease Year.

                              (v)    Fiscal Year. "Fiscal Year" means the
                                     -----------   -----------
          calendar year, except that the first fiscal year and the last fiscal year of the Term may be a partial calendar year.

                    D.   Computation of Base Rent and Rent Adjustments.

                              (i)    Prorations. If this Lease begins on a day
                                     ----------
          other than the first day of a month, the Base Rent, Operating Cost Share Rent and Tax Share Rent shall be prorated for such partial month based on the actual number of days in such month. If this Lease begins on a day other than the first day, or ends on a day other than the last day, of the fiscal year, Operating Cost Share Rent and Tax Share Rent shall be prorated for the applicable fiscal year.

                              (ii)   Default Interest. Any sum due from Tenant
                                     ----------------
          to Landlord not paid when due shall bear interest from the date due until paid at the lesser of eighteen percent (18%) per annum or the maximum rate permitted by law.

                              (iii)  Rent Adjustments. The square footage of the
                                     ----------------
          Premises and the Building set forth in the Schedule are conclusively deemed to be the actual square footage thereof, without regard to any subsequent remeasurement of the Premises or the Building. If any Operating Cost paid in one fiscal year relates to more than one fiscal year, Landlord may proportionately allocate such Operating Cost among the related fiscal years.

                              (iv)   Books and Records. Landlord shall maintain
                                     -----------------
          books and records reflecting the Operating Costs and Taxes in accordance with sound accounting and management practices. Tenant and its certified public accountant shall have the right to inspect Landlord's records at Landlord's office upon at least seventy-two (72) hours' prior notice during normal business hours during the one hundred twenty (120) days following the respective delivery of the Operating Cost Report or the Tax Report. The results of any such inspection shall be kept strictly confidential by Tenant and its agents, and Tenant and its certified public accountant must agree their contract for such services, to such confidentiality restrictions and shall specifically agree that the results shall not be made available to any other tenant of the Project. Unless Tenant sends to Landlord any written exception to either such report within said one hundred twenty (120) day period, such report shall be deemed final and accepted by Tenant. Tenant shall pay the amount shown on both reports in the manner prescribed in this Lease, whether or not Tenant takes any such written exception, without any prejudice to such exception. If Tenant makes a timely exception, Landlord shall cause its outside certified public accountant or shall select and cause another firm with at least five (5) years of experience in auditing the books and records of commercial office projects to issue a final and conclusive resolution of Tenant's exception. Tenant shall pay the cost of such certification unless Landlord's original determination of annual Operating Costs or Taxes in the aggregate overstated the amounts thereof by more than five percent (5%).

                    (v)  Miscellaneous.  So long as Tenant is in default of any
                         -------------
          obligation under this Lease, Tenant shall nor be entitled to any refund of any amount from Landlord. If this Lease is terminated for any reason prior to the annual determination of Operating Cost Share Rent or Tax Share Rent, either pay shall pay the full amount due to the other within fifteen (15) days after Landlord's notice to Tenant of the amount when it is determined. Landlord may commingle any payments made with respect to Operating Cost Share Rent or Tax Share Rent, without payment of interest.

          3. CONSTRUCTION OF BUILDING SHELL.  TENANT IMPROVEMENTS AND
             --------------------------------------------------------
POSSESSION.
----------
               A.   Construction of Building Shell.  Landlord, in its sole and
                    ------------------------------
     absolute discretion, shall select a general contractor ("General
                                                              -------
     Contractor") to construct the "Building Shell" (as defined below) for the
     -----------                    --------------
     Building in accordance with the final drawings, plans and specifications (the "Final Plans") dated August 20, 1998 prepared by DES Architects
           -----------
     ("Architect").  As of the date hereof, Tenant has received and approved
       ---------
     such Final Plans, Tenant may submit changes to the Final Plans for Landlord's approval; provided that Landlord shall have no obligation to approve such change request if it would (i) require a change to the permits or approvals previously received by Landlord for the Project, (ii) cause a material architectural modification to the Building Shell, or (iii) cause any delay in the construction of any portion of the Project not to be occupied by Tenant. The "Building Shell" shall mean the building structure,
                              --------------
     exterior walls, exterior glass, floor slab, roof, parking lot, parking lot lighting, landscaping and the base for the monument sign for the Building (the "Monument Sign"). As part of the construction of the Building
           -------------
     Shell, Landlord shall also be responsible for bringing phone, gas, electric, plumbing, fire and water service to the Building (i.e., stubbed but not distributed), installing the main fire sprinkler trunks (i.e., installed but not distributed or "dropped"), and the pull section and meter box for utilities. The base for the Monument Sign shall comply with Landlord's Signage Standards attached hereto as Exhibit B). Landlord shall
                                                     ---------
     be responsible for all costs associated with the construction of the Building Shell, including the design and permitting costs associated with the Building Shell. The Building Shell does not include any elevators, stairs, HVAC, roof screens or thermal insulation. In the event of any conflict between the Preliminary Plans and/or Final Plans and the definition of "Building Shell" contained herein, the parties agree that the definitions contained in this Lease shall control any improvements made by Landlord which do not constitute part of the "Building Shell" shall be deemed to be part of the "Tenant Improvements".
                               -------------------

               B.   Construction of Tenant Improvements.  Except as provided in
                    -----------------------------------
     Section 3.C below, Landlord shall have no responsibility for the construction of the Tenant Improvement. Tenant, at Tenant's sole cost and expense (but subject to Section 3.C below), shall cause the Tenant Improvements to be constructed within the Building in accordance with the "Tenant Improvement Agreement" attached
                                      ----------------------------
     hereto as Exhibit C and the "Tenant Improvement Guidelines", attached
               ---------          -----------------------------
     hereto as Exhibit D.  Commencing on the "Access Date" (as defined in the
               ---------                      -----------
     Tenant Improvement Agreement, Tenant shall be granted access to the Premises to commence construction of the Tenant Improvements Landlord agrees that Tenant may choose to not construct the interior Tenant Improvements all at once (i.e., Tenant may choose to perform certain interior Tenant Improvements within the Premises at a later date, subject to the limitations set forth in Section 3.C below).

               C.   Tenant Improvement Allowance.  Landlord shall provide the
                    ----------------------------
following "Tenant Improvement Allowance" in connection with the construction of
           ----------------------------
the Tenant Improvements on the terms and conditions set forth below. All of the Tenant Improvement Allowance must be used on or prior to September 30, 1999 and Landlord shall have no obligation to make any portion of the Tenant Improvement Allowance available to Tenant after such date. The Tenant Improvement Allowance shall be applied by Landlord against the costs and expenses incurred in connection with the performance of the Tenant Improvement work, including without limitation, the design, permitting, procurement of supplies and materials, construction and installation of the Tenant Improvements.

                    (i)  First Level Tenant Improvement Allowance.  Included in
                         ----------------------------------------
          the Base Rent payable hereunder, Landlord shall provide up to $1,083,060.00 (i.e., $20.00 per square foot of the Building) (the "First Level Tenant Improvement Allowance").
           ----------------------------------------

                    (ii) Second Level Tenant Improvement Allowance.  A second
                         -----------------------------------------
          level Tenant Improvement Allowance ("Second Level Tenant Improvement
                                               -------------------------------
          Allowance") of up to $433,224.00 (i.e., $8.00 per square foot of the
          ---------
          Building) shall be also made available by Landlord to Tenant for the construction of the Tenant Improvements; provided that for each dollar ($1.00) of the Second Level Tenant Improvement Allowance used by Landlord for the Tenant Improvements, the monthly Base Rent payable hereunder shall be increased by $0.0166 per square foot per month. Thus, if all of the Second Level Tenant Improvement Allowance is used, the initial monthly Base Rent payable hereunder would be increased by $7,191.52 (i.e., $433,224.00 x $0.0166/sq.ft.). In the event any portion of the Second Level Tenant Improvement Allowance is used, Landlord and Tenant agree to execute an amendment to this Lease to increase the amount of Base Rent payable hereunder in the manner described above and at such time Tenant shall be required to pay to Landlord in a single cash lump sum all Base Rent increases for those months which preceded the date of such amendment.

               D.   Tenant's Possession/Condition of Premises and Project.
                    -----------------------------------------------------
     Tenant's taking possession of any portion of the Premises shall be conclusive evidence that the Premises and Project were in good order, repair and condition, subject only to those "punch list items" noted in writing to Landlord within the thirty (30) day period immediately following the Commencement Date, and to latent construction defects noted in writing to Landlord within the twelve (12) month period immediately following the Commencement Date. Landlord shall correct any punch list items and/or latent construction defects which are timely noted by Tenant in writing to Landlord as soon as commercially reasonable following Landlord's receipt of Tenant's written notice regarding the same.

          4.  SERVICES AND UTILITIES.  Tenant shall promptly pay, as the same
              ----------------------
become due, all charges for water, gas, electricity, telephone, sewer service, waste pick-up and any other utilities, materials and services furnished directly to or used by Tenant on or about the Premises during the Term, including without limitation, (i) meter, use and/or connection fees, hook-up fees, or standby fees (excluding any connection fees or hook-up fees which relate to making the existing electrical, gas, and water service available to the Premises as of the Commencement Date), and (ii) penalties for discontinued interrupted service. If any utility service is not separately metered to the Premises, then Tenant shall pay its pro rata share of the cost of such utility service with all others served by the service not separately metered. However, if Landlord reasonably determines that Tenant is using a disproportionate amount of any utility service not separately metered. then Landlord at its election may (i) periodically charge Tenant, as Additional Rent, a sum equal to Landlord's reasonable estimate of the cost of Tenant's excess use of such utility service, or (ii) install, at Tenant's expense, a separate meter to measure the utility service supplied to the Premises. Any interruption or cessation of utilities resulting from any causes, including any entry for repairs pursuant to this Lease, and any renovation, redecoration or rehabilitation of any area of the Project shall not render Landlord liable for damages to either person or property or for interruption or loss to Tenant's business, nor be construed as an eviction of Tenant, nor work an abatement of any portion of Rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof; provided, however, in the event that an interruption of the Project services causes the Premises (or any portion thereof) to be untenantable for a period of at least five (5) consecutive business days, and such interruption was caused by the negligence or willful misconduct of Landlord or its agents, employees or contractors, then monthly Rent shall be proportionately abated for such untenantable portion of the Premises.

          5.   ALTERATIONS.
               -----------

                    A.  Landlord's Consent and Conditions.  Tenant shall not
                        ---------------------------------
make any improvements or alterations to the Premises (the "Work") without in
                                                           ----
each instance submitting plans and specifications for the Work to Landlord and obtaining Landlord's prior written consent, unless (a) the cost thereof is less than $20.000, (b) such Work does not impact the base structural components or systems of the Building, (c) such Work will not impact any other tenant's premises, and (d) such Work is not visible from outside the Premises. However, even if Landlord's prior written consent is not required Tenant shall provide Landlord with prior written notice at least five (5) days in advance of commencing the Work so that Landlord may post and record a notice of nonresponsibility or other notices deemed appropriate before the commencement or such Work. Tenant shall pay Landlord's actual out-of-pocket costs incurred, if any, for the review of all of the plans and all other items submitted by Tenant.

          Tenant shall pay for the cost of all Work, including the cost of any and all approvals, permits, fees and other charges which may be required as a condition of performing such Work.

          The following requirements shall apply to all Work:

                    (i) Prior to commencement, Tenant shall furnish to Landlord building permits, certificates of insurance satisfactory to Landlord, and for any Work costing in excess of $20.000, at Landlord's request, security for payment of all costs.

                    (ii) Tenant shall perform all Work so as to maintain peace and harmony among other contractors serving the Project and shall avoid interference with other work to be performed or services to be rendered in the Project.

                    (iii) The Work shall be performed in a good and workmanlike manner, meeting the standard for construction and quality of materials in the Building, and shall comply with all insurance requirements and all applicable governmental laws, ordinances and regulations ("Governmental Requirements").
            -------------------------

                    (iv) Tenant shall perform all Work so as to minimize or prevent disruption to other tenants, and Tenant shall comply with all reasonable requests of Landlord in response to complaints from other tenants.

                    (v) Tenant shall perform all Work in compliance with any reasonable "Policies, Rules and Procedures for Construction Projects" which may be in effect at the time the Work is performed so long as Tenant has received written notice of the same at the time Landlord gives its consent to the Work.

                    (vi) Tenant shall permit Landlord to supervise all Work. Landlord may charge a supervisory fee not to exceed fifteen percent (15%) of labor, material, and all other costs of the Work, if Landlord's employees or contractors perform the Work.

                    (vii) Upon completion, Tenant shall furnish Landlord with contractor's affidavits and full and final statutory waivers of liens, as-built plans and specifications, and receipted bills covering all labor and materials, and all other close-out documentation related to the Work, including any other information required under any "Policies, Rules and Procedures for Construction Projects" which may be in effect at such time.

               B.  Damage to Systems.  If any part of the mechanical,
                   -----------------
     electrical or other systems in the Premises (e.g., HVAC, life safety or automatic fire extinguisher/sprinkler system) shall be damaged during the performance of the Work, Tenant shall promptly notify Landlord, and Landlord shall repair such damage at Tenant's expense, but only to the extent (i) such damage was not caused by Landlord or Landlord's employees, agents or contractors, or (ii) such costs are not covered by insurance carried by Landlord or Tenant pursuant to Section 9). Landlord may also at any reasonable time make any repairs or alterations which Landlord deems necessary for the safety or protection of the Project, or which Landlord is required to make by any court or pursuant to any

     Governmental Requirement. The cost of any repairs made by Landlord on account of Tenant's default, or on account of the misuse or neglect by Tenant or its invitees, contractors or agents anywhere in the Project, shall become Additional Rent payable by Tenant on demand.

               C.  No Liens.  Tenant has no authority to cause or permit any
                   --------
     lien or encumbrance of any kind to affect Landlord's interest in the Project; any such lien or encumbrance shall attach to Tenant's interest only. If any mechanic's lien shall be filed or claim of lien made for work or materials furnished to Tenant, then Tenant shall at its expense within ten (10) days after receipt of written notice from Landlord either discharge or contest the lien or claim. If Tenant contests the lien or claim, then Tenant shall (i) within such ten (10) day period, provide Landlord adequate security for the lien or claim, (ii) contest the lien or claim in good faith by appropriate proceedings that operate to stay its enforcement, and (iii) pay promptly any final adverse judgment entered in any such proceeding. If Tenant does not comply with these requirements, Landlord may discharge the lien or claim, and the amount paid, as well as attorney's fees and other expenses incurred by Landlord, shall become Additional Rent payable by Tenant on demand.

               D.  Ownership of Improvements.  All Work as defined in this
                   -------------------------
     Section 5, including partitions, hardware, equipment, machinery, and all other improvements installed or constructed in the Premises by Tenant (collectively, "Tenant's Property"), shall (i) remain Tenant's legal
                     -----------------
     property during shall (i) remain Tenant's legal property during the Term of this Lease and shall be insured solely by Tenant pursuant to Section 8C(2), and become Landlord's property upon the termination of this Lease without compensation to Tenant (with the exception of any trade fixtures, furniture, moveable equipment and other personal property which shall remain Tenant's legal property and shall be removed by Tenant at the end of the Term or earlier termination of the Lease pursuant to Section 5.E below), and (ii) at Landlord's election (which shall be made at the time Landlord gives its consent to the performance of such construction or installation work, including the Tenant Improvements), Landlord may require that Tenant's Property either (a) be surrendered to Landlord with the Premises at the termination of the Lease or of Tenant's right to possession, or (b) be removed in accordance with Subsection 5E below.

               E.  Removal Upon Termination.  Upon the termination of this
                   ------------------------
     Lease or Tenant's right of possession Tenant shall remove from the Premises and Project its trade fixtures, furniture, moveable equipment and other personal property, any improvements and Tenant's Property which Landlord has elected to be removed by Tenant pursuant to Section 5D, and any improvements by Tenant to any portion of the Project other than the Premises. Unless otherwise specified by Landlord at the time Landlord approves the plans for the Tenant Improvements, Tenant shall not be required to remove any of the initial Tenant Improvements constructed within the Premises pursuant to Exhibit C. Tenant shall repair all damage caused by the installation or removal of the foregoing items. If Tenant does not timely remove such property, then Tenant shall be conclusively presumed to have, at Landlord's election (i) conveyed such property to Landlord without compensation or (ii) abandoned such property, and Landlord may dispose of or score any part thereof in any manner at Tenant's sole cost, without waiving Landlord's right to claim from Tenant all expenses arising out of Tenant's failure to remove the property, and without liability to Tenant or any other person. Landlord shall have no duty to be a bailee of any such personal property. If Landlord elects abandonment. Tenant shall pay to Landlord, upon demand, any expenses incurred for disposition.

          6. USE OF PREMISES.
             ---------------

               A.  Limitation on Use.  Tenant shall use the Premises only for
                   -----------------
     the Permitted Use stated in the Schedule. Tenant shall not allow any use of the Premises which will negatively affect the cost of coverage of Landlord's insurance on the Project. Tenant shall not allow any inflammable or explosive liquids or materials to be kept on the Premises. Tenant shall not allow any use of the Premises which would cause the value or utility of any part of the Premises to diminish or would unreasonably interfere with any other tenant or with the operation of the Project by Landlord. Tenant shall not permit any nuisance or waste upon the Premises, or allow any offensive noise or odor in or around the Premises. At the end of each business day, or more frequently if necessary, Tenant shall deposit all garbage and other trash (excluding any inflammable, explosive and/or hazardous materials) in trash bins or containers approved by Landlord in locations designated by Landlord from time to time. If any governmental authority shall deem the Premises to be a "place of public accommodation" under the Americans with Disabilities Act or any other comparable law as a result of Tenant's use, Tenant shall either modify its use to cause such authority to rescind its designation or be responsible for any alterations, structural or otherwise, required to be made to the Building or the Premises under such laws; provided that Tenant shall have no obligation to make any alterations to rectify any non-compliance matter which existed as of the Commencement Date.

               B.  Signs.  Tenant shall not place on any portion of the
                   -----
     Premises any sign, placard, lettering, banner, displays or other advertising or communicative material which is visible from the exterior of the Building without the prior written approval of Landlord. Any approved signs shall strictly conform to all Governmental Restrictions, any CC&R's recorded against the Project, and any sign criteria which may be established by Landlord and in effect at the time, and shall be installed (and removed upon the Termination Date) at Tenant's expense. Tenant shall maintain such signs in good condition and repair. Landlord current Signage Standards are attached hereto as Exhibit B.

               C.  Parking.  Tenant shall have the right to park in the
                   -------
     Project's parking facilities in common with other tenants of the Project upon terms and conditions, as may from time to time be established by Landlord. Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants in the Project in the use of the parking facilities. Landlord reserves the right in its discretion to determine whether the parking facilities are becoming crowded and to allocate and assign parking spaces among Tenant and the other tenants in the Project. Landlord shall not be liable to Tenant, nor shall this Lease be affected, if any parking is impaired by moratorium, initiative, referendum, law, ordinance, regulation or order passed, issued or made by any governmental or quasi-governmental body.

               D.   Prohibition Against Use of Roof and Structure of Building.
                    ---------------------------------------------------------
     During the period in which Tenant leases the entire space within the Building, Tenant shall have access to the roof of the Building to perform its obligations hereunder and for the installation, maintenance and repair of a satellite dish. other telecommunications and/or HVAC equipment (collectively "Roof Equipment") for Tenant's own use (i.e.. Tenant shall not rent space on the roof to third parties). Tenant shall not install any Roof Equipment on any of the roofs without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Tenant shall obtain all necessary approvals at its sole expense and comply with all applicable Governmental Requirements and any reasonable installation and screening requirements imposed by Landlord. For instance, the Roof Equipment shall be screened so that it is not visible from the public streets surrounding the Project. Any work performed by Tenant on the roof shall be subject to the terms and conditions set forth in Section 5 (i.e., the Alterations provision). Tenant shall be solely responsible for repairing any damage to the roof and or Building caused by Tenant's installation, operation or removal of such Roof Equipment. Upon the termination of this Lease for any reason, or the expiration of this Lease as to such Building, Tenant, at its sole cost and expense, shall at Landlord's request, remove any or all of the Roof Equipment from me Building(s) and repair any damage caused to the roof or Building during such removal. Tenant's use of the roof (including any Roof Equipment located thereon) shall not interfere with any other Tenant's use and enjoyment of its space within the Project. Nothing herein shall limit Landlord's rights under Section 11.N, or require Landlord to obtain Tenant's consent prior to exercising such rights.

          7. GOVERNMENTAL REQUIREMENTS AND BUILDING RULES.  Tenant shall comply
             --------------------------------------------
with all Governmental Requirements applying to its use of the Premises. Tenant shall also comply with all reasonable rules for the Project which may be established and amended from time to time by Landlord. The present rules and regulations are contained in Exhibit E. Notwithstanding the foregoing, Tenant shall not be responsible for making any capital or structural improvements to the Premises, unless such improvements are required solely as a result of any other alterations or improvements made by Tenant, or Tenant's particular use; provided that such costs to the extent they are Included Capital Items may be amortized and passed through to Tenant (and, if applicable, other tenants in the Project) pursuant to the terms and conditions set forth in Section 2). Failure by another tenant to comply with the rules or failure by Landlord to enforce them shall not relieve Tenant of its obligation to comply with the rules or make Landlord responsible to Tenant in any way. Landlord shall use reasonable efforts to apply the rules and regulations uniformly with respect to Tenant and tenants in the Project under leases containing rules and regulations similar to this Lease. In the event of alterations and repairs performed by Tenant, Tenant shall comply with the provisions of Section 5 of this Lease and any applicable "Policies, Rules and Regulations for Construction Projects" which may be established by Landlord and in effect at the time.

          8. REPAIR AND MAINTENANCE.
             ----------------------

                    A.   Landlord's Obligations.  Landlord shall keep in good
                         ----------------------
     order, condition and repair (i) the structural parts of the Building, which structural pans include only the foundation and subflooring of the Building and the structural condition of the roof and the exterior walls of the Building (but excluding the interior surfaces of exterior walls and exterior and interior of all windows, doors, ceiling and plateglass which shall be maintained and repaired by Tenant), (ii) the roof membrane, and (iii) the common areas of the Project. The costs incurred by Landlord to perform the foregoing obligations to the extent they are deemed "Operating Costs" (as defined in Section 2C) shall be passed through to Tenant and other tenants in the Project, except that any damage to any of the foregoing caused by the negligence or willful acts or omissions of Tenant or of Tenant's agents, employees or invitees, or by reason of the failure of Tenant to perform or comply with any terms of this Lease, or caused by Tenant or Tenant's agents, employees or contractors during the performance of the Work shall be repaired by Landlord, solely at Tenant's expense, or at Landlord's election, such repairs shall be made by Tenant, at Tenant's expense, with contractors approved by Landlord. It is an express condition precedent to all obligations of Landlord to repair and maintain that Tenant shall have notified Landlord of the need for such repairs or maintenance. Tenant waives the provisions of Sections 1941 and 1942 of the California Civil Code and any similar or successor law regarding Tenant's right to make repairs and deduct the expenses of such repairs from the Rent due under this Lease.

               B.  Tenant's Obligations.  Tenant shall at all times and at its
                   --------------------
     own expense clean, keep and maintain in good order, condition and repair every part of the Premises (including Tenant's fixtures and personal property) which is not within Landlord's obligation pursuant to Section 8A. Tenant's repair and maintenance obligations shall include, all plumbing and sewage facilities within the Premises, fixtures, interior walls and ceiling, floors, windows, doors, entrances, plateglass. showcases, skylights, all electrical facilities and equipment, including lighting fixtures, lamps, fans and any exhaust equipment and systems, electrical motors and all other appliances and equipment of every kind and nature located in, upon or about the Premises. Tenant shall also be responsible for all pest control within the Premises. Tenant shall obtain HVAC systems preventive maintenance contracts with bimonthly or monthly service in accordance with manufacturer recommendations, which shall be subject to the reasonable prior written approval of Landlord and paid for by Tenant, and which shall provide for and include replacement of filters, oiling and lubricating of machinery, parts replacement, adjustment of drive belts, oil changes and other preventive maintenance, including annual maintenance of duct work, interior unit drains and caulking at sheet metal, and recaulking of jacks and vents on an annual basis. Tenant shall have the benefit of all warranties available to Landlord regarding the equipment in such HVAC systems. Alternatively, Landlord may elect to perform all repairs and maintenance itself, at Tenant's expense, to the Building's mechanical, electrical or other systems in the Premises (e.g., HVAC, life safety and automatic fire extinguisher/sprinkler systems). Landlord may also perform any maintenance or repairs itself, at Tenant's expense, to the extent Tenant fails to perform such maintenance or repairs as required herein; provided that Tenant has failed to complete such repairs within thirty (30) days of receipt of Landlord's written notice regarding the same (or commenced such repairs within such 30-day period and diligently thereafter completed such repairs within sixty (60) days of the receipt of Landlord's written notice if the nature of such repairs required more than thirty days).

          9. WAIVER OF CLAIMS: INDEMNIFICATION: INSURANCE.
             --------------------------------------------

               A.   Waiver of Claims.  To the extent permitted by law, Tenant
                    ----------------
     waives any claims it may have against Landlord or its officers, directors, employees or agents for business interruption or damage to property sustained by Tenant as the result of any act or omission of Landlord, its agents or employees. To the extent permitted by law, Landlord waives any claims it may have against Tenant or its officers, directors, employees or agents for loss of rents (other than Rent) or damage to properly sustained by Landlord as the result of any act or omission of Tenant, its agents or employees.

               B.   Indemnification.  Tenant shall indemnify, defend and hold
                    ---------------
     harmless Landlord and its officers, directors, employees and agents against any claim by any third party for injury to any person or damage to or loss of any property occurring in the Project and arising from the use of the Premises or from any other act, omission, negligence or intentional misconduct of Tenant, its employees, agents, or invitees, excluding any claims by third parties for injuries, damages or losses solely and proximately caused by the negligence or intentional conduct of Landlord or its agents or employees. Tenant's obligations under this section shall survive the termination of this Lease.

          Landlord shall indemnify, defend and hold harmless Tenant and its officers, directors, employees and agents against any claim by any third party for injury or damage to person or the Premises to the extent caused by the negligence or intentional misconduct of Landlord or any of Landlord's employees or agents. Landlord's obligations under this section shall survive the termination of this Lease.

               C.   Tenant's Insurance.  Tenant shall maintain insurance as
                    ------------------
     follows, with such other terms, coverages and insurers, as Landlord shall reasonably require from time to time, provided such terms and conditions shall not exceed those customarily required in similar buildings located in the vicinity of the Building:

                    (i) Commercial general liability insurance, with (a) contractual liability including the indemnification provisions contained in this Lease, (b) a severability of interest endorsement, (c) limits of not less than Two Million Dollars ($2,000.000) combined single limit per occurrence and not less than Two Million Dollars ($2,000,000) in the aggregate for bodily injury, sickness or death, and property damage, and umbrella coverage of not less than Five Million Dollars ($5,000,000).

                    (ii) Property Insurance against "All Risks" of physical loss covering the replacement cost of all improvements, fixtures and personal property and business interruption. Tenant waives all rights of subrogation, and Tenant's property insurance shall include a waiver of subrogation in favor of Landlord.

                    (iii) Workers' compensation or similar insurance in form and amounts required by law, and Employer's Liability with not less than the following limits:

                    Each Accident                 $500,000
                    Disease--Policy Limit         $500,000
                    Disease-Each Employee         $500,000

Such insurance shall contain a waiver of subrogation provision in favor of Landlord and its agents.

          Tenant's insurance shall be primary and not contributory to that carried by Landlord, its agents, or mortgagee. Landlord, and if any, Landlord's building manager or agent, mortgagee and ground lessor shall be named as additional insureds as respects to insurance required of the Tenant in Section 9C(1). The company or companies writing any insurance which Tenant is required to maintain under this Lease, as well as the form of such insurance, shall at all times be subject to Landlord's reasonable approval, and any such company shall be licensed to do business in the state in which the Building is located. Such insurance companies shall have a A.M. Best rating of A VI or better.

               (iv) Tenant shall cause any contractor of Tenant performing work on the Premises to maintain insurance as follows, with such other terms, coverages and insurers, as Landlord shall reasonably require from time to time:

                         (a) Commercial General Liability Insurance, including contractor's liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement, and contractor's protective liability coverage, to afford protection with limits, for each occurrence, of not less than One Million Dollars ($1,000,000) with respect to personal injury, death or property damage.

                         (b) Workers' compensation or similar insurance in form and amounts required by law, and Employer's Liability with not less than the following limits:

                    Each Accident                 $500,000
                    Disease-Policy Limit          $500,000
                    Disease-Each Employee         $500,000

          Such insurance shall contain a waiver of subrogation provision in favor of Landlord and its agents.

          Tenant's contractor's insurance shall be primary and not contributory to that carried by Tenant, Landlord, their agents or mortgagees. Tenant and Landlord, and if any, Landlord's building manager or agent, mortgagee or ground lessor shall be named as additional insured on Tenant's contractor's insurance policies.

               D.   Insurance Certificates.  Tenant shall deliver to Landlord
                    ----------------------
     certificates evidence all required insurance no later than five (5) days prior to the Commencement Date and each renewal date. Each certificate will provide for thirty (30) days prior written notice or cancellation to Landlord and Tenant.

               E.   Landlord's Insurance.  Landlord shall maintain "All-Risk"
                    --------------------
     property insurance at replacement cost. including loss of rents, on the Building, and commercial general liability insurance policies covering the common areas of the Project, each with such terms, coverages and conditions as are normally carried by reasonably prudent owners of properties similar to the Project. With respect to property insurance. Landlord and Tenant mutually waive all rights of subrogation, and the respective "All-Risk" coverage property insurance policies carried by Landlord and Tenant shall contain enforceable waiver of subrogation endorsements.

     10.  FIRE AND OTHER CASUALTY.
          -----------------------

               A.   Termination. If a fire or other casualty causes damage to
                    -----------
the Building or the Premises, and sufficient insurance proceeds will be available to Landlord to cover the cost of any restoration to the Building and the Premises, Landlord shall engage a registered architect to certify within one
(1) month of the casualty to both Landlord and Tenant the amount of time needed to restore the Building and the Premises to tenantability, using standard working methods without the payment of overtime and other premiums. If the time needed exceeds nine (9) months from the date of the casualty, or two (2) months from the date of the casualty if the restoration would begin during the last twelve (12) months of the Lease, then in the case of the Premises, either Landlord or Tenant may terminate this Lease, and in the case of the Building (during any period in which Tenant does not lease the entire Building), Landlord may terminate this Lease, by notice to the other party within ten (10) days after the notifying party's receipt of the architect's certificate. If sufficient insurance proceeds will not be available to Landlord to cover the cost of any restoration to the Building or the Premises and the cost of such restoration will exceed $350,000, then Landlord may terminate this Lease by written notice to Tenant. Any termination pursuant to this Section 10A shall be effective thirty (30) days from the date of such termination notice and Rent shall be paid by Tenant to that date. with an abatement for any portion of the Premises which has been untenantable after the casualty.

               B.   Restoration. If a casualty causes damage to the Building or
                    -----------
the Premises but this Lease is not terminated for any reason, then subject to the rights of any mortgagees or ground lessors. Landlord shall obtain the applicable insurance proceeds and diligently restore the Building and the Premises subject to current Governmental Requirements. Landlord's obligation, should it elect or be obligated to repair or rebuild, shall be limited to the Building Shell and interior improvements substantially similar to the initial Tenant Improvements; provided in no event shall Landlord have any obligation to incur more than $25.00 per rentable square foot for such interior improvements. Tenant shall, at Tenant's expense, replace or fully repair its damaged improvements (including any Tenant Improvements in excess of $25.00 per rentable square foot), personal property and fixtures. Rent shall be abated on a per diem basis during the restoration for any portion of the Premises which is untenantable, except to the extent that the casualty was caused by the negligence or intentional misconduct of Tenant, its agents or employees (unless such rent loss is covered by Landlord's third party insurance coverage). Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the Premises, damage to Tenant's personal property and trade fixtures or any inconvenience occasioned by such damage, repair or restoration. Tenant hereby waives the provisions of Section 1932, Subdivision 2, and Section 1933,

     Subdivision 4, of the California Civil Code, and the provisions of any similar law hereinafter enacted.

          11.  EMINENT DOMAIN. If a part of the Project is taken by eminent
               --------------
domain or deed in lieu thereof which is so substantial that the Premises cannot reasonably be used by Tenant for the operation of its business, then either party may terminate this Lease effective as of the date of the taking. If any substantial opinion of the Project is taken without affecting the Premises, then Landlord may terminate this Lease as of the date of such taking. Rent shall abate from the date of the taking in proportion to any part of the Premises taken. The entire award for a taking of any kind shall be paid to Landlord, and Tenant shall have no right to share in the award; provided, however, that nothing contained herein shall be deemed to give Landlord any interest in or require Tenant to assign to Landlord any separate award made to Tenant for the taking of Tenant's personal property and trade fixtures, or its relocation costs. All obligations accrued to the date of the taking shall be performed by the party liable to perform said obligations as set forth herein.

          12.  RIGHTS RESERVED TO LANDLORD. Landlord may exercise at any time
               ---------------------------
any of the following rights respecting the operation of the Project without liability to Tenant of any kind:

                    A.   Name.  To change the name of all or any of the
                         ----
     Buildings or the Project, or the street address of the Buildings or the suite number(s) of the Premises. Notwithstanding the foregoing. Landlord agrees that Tenant shall have the right to change the name of the Project during any period in which Tenant leases all of the Project Buildings (including a binding obligation to lease those Project Buildings which have yet to be built). The name chosen by Tenant shall be subject to Landlord's reasonable approval and must contain Tenant's name in it.

                    B.   Signs.  To install, modify and/or maintain any signs on
                         -----
     the exterior and in the interior of the Buildings or on the Project, and to approve at its sole discretion, prior to installation, any of Tenant's signs in the Premises visible from the common areas or the exterior of the Building.

                    C.   Window Treatments. To approve, at its discretion, prior
                         -----------------
     to installation, any shades, blinds, ventilators or window treatments of any kind, as well as any lighting within the Premises that may be visible from the exterior of the Building or any interior common area.

                    D.   Keys. To retain and use at any time passkeys to enter
                         ----
     the Premises or any door within the Premises. Tenant shall not alter or add any lock or bolt.

                    E.   Access.  To have access to the Premises with twenty
                         ------
     four hour prior notice (except in the case of an emergency in which case Landlord shall have the right to immediate access) to inspect the Premises, and to perform its obligations, or make repairs. alterations, additions or improvements, as permitted by this Lease.

                    F.   Preparation for Reoccupancy. To decorate, remodel,
                         ---------------------------
     repair, alter or otherwise prepare the Premises for reoccupancy at any time after Tenant abandons the Premises, without relieving Tenant of any obligation to pay Rent.

                    G.   Heavy Articles.  To approve the weight, size. placement
                         --------------
     and time and manner of movement within the Building of any safe, central filing system or other heavy article of Tenant's property. Tenant shall move its property entirely at its own risk.

                    H.   Show Premises.  To show the Premises to prospective
                         -------------
     purchasers, tenants, brokers, lenders, mortgagees, investors, rating agencies or others at any reasonable time, provided that Landlord gives at least 24 hours prior notice to Tenant and does not materially interfere with Tenant's use of the Premises.

                    I.   Relocation of Tenant.  Intentionally omitted.
                         --------------------

                    J.   Use of Lockbox. To designate a lockbox collection agent
                         --------------
     for collections of amounts due Landlord. In that case, the date of payment of Rent or other sums shall be the date of the agent's receipt of such payment or the date of actual collection if payment is made in the form of a negotiable instrument thereafter dishonored upon presentment. However, in the event of any monetary default beyond any applicable cure period, Landlord may reject any payment for all purposes as of the date of receipt or actual collection by mailing to Tenant within 21 days after such receipt or collection a check equal to the amount sent by Tenant.

                    K.   Repairs and Alterations. With reasonable prior notice
                         -----------------------
     to Tenant, to make repairs or alterations to the Project and in doing so transport any required material through the Premises, to close entrances, doors, corridors, elevators and other facilities in the Project, to open any ceiling in the Premises, or to temporarily suspend services or use of common areas in the Building. Landlord may perform any such repairs or alterations during ordinary business hours, except that Tenant may require any work in the Premises to be done after business hours if Tenant pays Landlord for overtime and any other expenses incurred. Landlord may do or permit any work on any nearby building, land, street, alley or way.

                    L.   Landlord's Agents. If Tenant is in default under this
                         -----------------
     Lease, possession of Tenant's funds or negotiation of Tenant's negotiable instrument by any of Landlord's agents shall not waive any breach by Tenant or any remedies of Landlord under this Lease.

                    M.   Building Services. To install, use and maintain through
                         -----------------
     the Premises, pipes, conduits, wires and ducts serving the Building, provided that such installation, use and maintenance does not unreasonably interfere with Tenant's use of the Premises.

                    N.   Use of Roof. To permit Landlord (or any entity selected
                         -----------
     by Landlord) to install, operate, maintain and repair any satellite dish, antennae, equipment, or other facility on the roof of the Building or to use the roof of the Building in any other manner, provided that such installation, operation, maintenance, repair or use does not unreasonably interfere with Tenant's use of or access to the Premises.

                    O.   Other Actions.  To take any other action which Landlord
                         -------------
     deems reasonable in connection with the operation, maintenance or preservation of the Building and the Project.

          13.  TENANT'S DEFAULT. Any of the following shall constitute a default
               ----------------
by Tenant:

                    A.   Rent Default. Tenant fails to pay any Rent within five
                         ------------
     (5) days after notice that such payment was not paid when due, provided that Tenant acknowledges that such notice shall be in lieu of and not in addition to any notice required to be given by Landlord to commence an unlawful detainer action (or similar eviction proceeding) under the then applicable law;

                    B.   Assignment/Sublease or Hazardous Substances Default.
                         ---------------------------------------------------
     Tenant defaults in its obligations under Section 18 Assignment and Sublease or Section 29 Hazardous Substances;

                    C.   Other Performance Default. Tenant fails to perform any
                         -------------------------
     other obligation to Landlord under this Lease, and this failure continues for thirty (30) days after written notice from Landlord, except that if Tenant begins to cure its failure within the thirty (30) day period but cannot reasonably complete its cure within such period, then, so long as Tenant continues to diligently attempt to cure its failure, the thirty (30) day period shall be extended to sixty (60) days. or such lesser period as is reasonably necessary to complete the cure;

                    D.   Credit Default.  One of the following credit defaults
                         --------------
     occurs:

                              (i) Tenant commences any proceeding under any law relating to bankruptcy, insolvency, reorganization or relief of debts, or seeks appointment of a receiver, trustee, custodian or other similar official for the Tenant or for any substantial part of its property, or any such proceeding is commenced against Tenant and either remains undismissed for a period of thirty (30) days or results in the entry of an order for relief against Tenant which is not fully stayed within seven (7) days after entry;

                              (ii) Tenant becomes insolvent or bankrupt, does not generally pay its debts as they become due, or admits in writing its inability to pay its debts, or makes a general assignment for the benefit of creditors;

                              (iii) Any third party obtains a levy or attachment under process of law against Tenant's leasehold interest; and

                    E.   Vacation or Abandonment Default. Tenant vacates or
                         -------------------------------
     abandons the Premises.

          14.  LANDLORD REMEDIES. Upon a default. Landlord shall have the
               -----------------
following remedies, in addition to all other rights and remedies provided by law or otherwise provided in this Lease, to which Landlord may resort cumulatively or in the alternative:

                    A.   Termination of Lease or Possession. If Tenant defaults,
                         ----------------------------------
     Landlord may elect by notice to Tenant either to terminate this Lease or to terminate Tenant's possession of the Premises without terminating this Lease. In either case, Tenant shall immediately vacate the Premises and deliver possession to Landlord, and Landlord may repossess the Premises and may, at Tenant's sole cost, remove any of Tenant's signs and any of its other property, without relinquishing its right to receive Rent or any other right against Tenant. In the latter case, this Lease shall continue in full force and effect as long as Landlord does not terminate this Lease, and Landlord shall have the right to collect Rent when due.

                    B.   Possession Termination Damages. If Landlord elects to
                         ------------------------------
     terminate Tenant's possession without terminating this Lease and Landlord takes possession of the Premises itself, then Landlord may relet for Tenant's account all or any portion of the Premises for such rent, length of time and other terms as Landlord in its sole discretion shall determine, without any obligation to do so prior to renting other vacant areas in the Building. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises or any part thereof, including, without limitation, broker's commissions, expenses of cleaning and redecorating the Premises required by the reletting and like costs. Tenant shall pay to Landlord the Rent and other sums due under this Lease on the date the Rent is due, less the rent and other sums received by Landlord from any releasing of the Premises. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession.

                    C.   Lease Termination Damages. If Landlord elects to
                         -------------------------
     terminate this Lease, then this Lease shall terminate on the date for termination set forth in such notice. Tenant shall immediately vacate the Premises and deliver possession to Landlord, and Landlord may repossess the Premises and may, at Tenant's sole cost, remove any of Tenant's signs and any of its other property, without relinquishing its right to receive Rent or any other right against Tenant. On termination, Landlord has the right to recover from Tenant as damages:

                              (i) The worth at the time of award of unpaid Rent and other sums due and payable which had been earned at the time of termination; plus

                              (ii)   The worth at the time of award of the
          amount by which the unpaid Rent and other sums due and payable which after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; plus

                              (iii)  The worth at the time of award of the
          amount by which the unpaid Rent and other sums due and payable for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; plus

                              (iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which, in the ordinary course of things, would be likely to result therefrom, including, without limitation, any costs or expenses incurred by
          Landlord: (i) in retaking possession of the Premises; (ii) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering or rehabilitating the Premises or any portion thereof, including such acts for reletting to a new tenant or tenants; (iii) for leasing commissions; or (iv) for any other costs necessary or appropriate to relet the Premises; plus

                              (v) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of California.

          The "worth at the time of award" of the amounts referred to in Sections 14C(1) and 14C(2) is computed by allowing interest at the maximum rate permitted by law on the unpaid rent and other sums due and payable from the termination date through the date of award. The "worth at the time of award" of the amount referred to in Section 14C(3) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1 %). Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any default of Tenant hereunder.

               D.   Landlord's Remedies Cumulative. All of Landlord's remedies
                    ------------------------------
     under this Lease shall be in addition to all other remedies Landlord may have at law or in equity. Waiver by either party of any breach of any obligation by the other party shall be effective only if it is in writing, and shall not be deemed a waiver of any other breach, or any subsequent breach of the same obligation. Landlord's acceptance of payment by Tenant shall not constitute a waiver of any breach by Tenant, and if the acceptance occurs after Landlord's notice to Tenant, or termination of the Lease or of Tenant's right to possession, the acceptance shall not affect such notice or termination. Acceptance of payment by Landlord after commencement of a legal proceeding or final judgment shall not affect such proceeding or judgment. Landlord may advance such monies and take such other actions for Tenant's account as reasonably may be required to cure or mitigate any default by Tenant. Tenant shall immediately reimburse Landlord for any such advance, and such sums shall bear interest at the default interest rate until paid.

               E.   WAIVER OF TRIAL BY JURY. EACH PARTY WAIVES TRIAL BY JURY IN
                    -----------------------
     THE EVENT OF ANY LEGAL PROCEEDING BROUGHT BY THE OTHER IN CONNECTION WITH THIS LEASE. EACH PARTY SHALL BRING ANY ACTION AGAINST THE OTHER IN CONNECTION WITH THIS LEASE IN A FEDERAL OR STATE COURT LOCATED IN CALIFORNIA, CONSENTS TO THE

     JURISDICTION OF SUCH COURTS, AND WAIVES ANY RIGHT TO HAVE ANY PROCEEDING TRANSFERRED FROM SUCH COURTS ON THE GROUND OF IMPROPER VENUE OR INCONVENIENT FORUM.

          15.  SURRENDER.  Upon the expiration or earlier termination of this
               ---------
Lease for any reason. Tenant shall surrender the Premises to Landlord in its condition existing as of the Commencement Date, normal wear and tear and damage by fire or other casualty excepted, with all interior walls repaired if damaged, all carpets vacuumed, all broken, marred or nonconforming acoustical ceiling tiles replaced, all windows washed, the plumbing and electrical systems and lighting in good order and repair, including replacement of any burned out or broken light bulb or ballasts, the HVAC equipment serviced and repaired by a reputable and licensed service firm acceptable to Landlord, and all floors cleaned, all to the reasonable satisfaction of Landlord. Tenant shall remove from the Premises all Tenant's personal property and all of Tenant's alterations required to be removed pursuant to Section 5E, and restore the Premises to its condition prior to their installation. If Tenant fails to remove any alterations and/or Tenant's personal property, and such failure continues after the termination of this Lease, Landlord may retain or dispose of such property and all rights of Tenant with respect to it shall cease, or Landlord may place all or any portion of such property in public storage for Tenant's account. Tenant shall be liable to Landlord for costs of removal of any such alterations and Tenant's personal property and storage and transportation costs of same, and the cost of repairing and restoring the Premises, together with interest at the Interest Rate from the date of expenditure by Landlord. If the Premises are not so surrendered at the termination of this Lease, Tenant shall indemnify Landlord against all loss or liability, including attorneys' fees and costs, resulting from delay by Tenant in so surrendering the Premises.

          16.  HOLDOVER.  Tenant shall have no right to holdover possession of
               --------
the Premises after the expiration or termination of this Lease without Landlord's prior written consent which Landlord may withhold in its sole and absolute discretion. If, however, Tenant retains possession of any part of the Premises after the Term, Tenant shall become a month-to-month tenant for the entire Premises upon all of the terms of this Lease as might be applicable to such month-to-month tenancy, except that Tenant shall pay all of Base Rent at 175% the rate in effect immediately prior to such holdover, computed on a monthly basis for each full or partial month Tenant remains in possession. Tenant shall also pay Landlord all of Landlord's direct and consequential damages resulting from Tenant's holdover. No acceptance of Rent or other payments by Landlord under these holdover provisions shall operate as a waiver of Landlord's right to regain possession or any other of Landlord's remedies.

          17.  SUBORDINATION TO GROUND LEASES AND MORTGAGES.
               --------------------------------------------

                    A.   Subordination. This Lease shall be subordinate to any
                         -------------
     present or future ground lease or mortgage respecting the Project, and any amendments to such ground lease or mortgage, at the election of the ground lessor or mortgagee as the case may be, effected by notice to Tenant in the manner provided in this Lease. The subordination shall be effective upon such notice, but at the request of Landlord or ground lessor or mortgagee. Tenant shall within ten (10) days of the request, execute and deliver to the requesting party any reasonable documents provided to evidence the subordination. Any mortgagee has the right, at its sole option, to subordinate its mortgage to the terms of this Lease, without notice to, nor the consent of Tenant. At any time that the Project is made subject to any ground lease or mortgage. Landlord shall use commercially reasonable efforts to cause the mortgagee or ground lessor to deliver to Tenant a subordination non-disturbance agreement ("SNDA") reasonably acceptable to
                                               ----
     Tenant, providing that so long as Tenant is not in default under this Lease after the expiration of any applicable notice and cure periods, Tenant may remain in possession of the Premises under the terms of this Lease, even if the ground-lessor should terminate the ground lease or if the mortgagee or its successor should acquire Landlord's title to the Project. Landlord shall have no obligation to participate in or otherwise engage in any negotiations regarding the SNDA. but if Landlord does so, at Tenant's request, then Tenant shall pay Landlord's reasonable attorneys' fees incurred in connection with such negotiations within thirty (30) days of Tenant's receipt of an invoice therefor.

                    B.   Termination of Ground Lease or Foreclosure of Mortgage.
                         ------------------------------------------------------
     If any ground lease is terminated or mortgage foreclosed or deed in lieu of foreclosure given and the ground lessor, mortgagee, or purchaser at a foreclosure sale shall thereby become the owner of the Project, Tenant shall attorn to such ground lessor or mortgagee or purchaser without any deduction or setoff by Tenant, and this Lease shall continue in effect as a direct lease between Tenant and such ground lessor, mortgagee or purchaser. The ground lessor or mortgagee or purchaser shall be liable only for the performance of those obligations of Landlord which accrue during the time such ground lessor or mortgagee or purchaser is the owner of the Project. At the request of Landlord, ground lessor or mortgagee. Tenant shall execute and deliver within ten (10) days of the request any document furnished by the requesting party to evidence Tenant's agreement to attorn.

                    C.   Security Deposit. Any ground lessor or mortgagee shall
                         ----------------
     be responsible for the rerun of any security deposit by Tenant only to the extent the security deposit is received by such ground lessor or mortgagee.

                    D.   Notice and Right to Cure.  The Project is subject to
                         ------------------------
     any ground lease and mortgage identified with name and address of ground lessor or mortgagee in Exhibit F to this Lease (as the same may be amended
                            ---------
     from time to time by written notice to Tenant). Tenant agrees to send by registered or certified mail to any ground lessor or mortgagee identified either in such Exhibit or in any later notice from Landlord to Tenant a copy of any notice of default sent by Tenant to Landlord. If Landlord fails to cure such default within the required time period under this Lease, but ground lessor or mortgagee begins to cure, within ten (10) days after such period and proceeds diligently to complete such cure, then ground lessor or mortgagee shall have such additional time as is reasonably necessary to complete such cure. including any time necessary to obtain possession if possession is necessary to cure, and Tenant shall not begin to enforce its remedies so long as the cure is being diligently pursued.

                    E.   Definitions.  As used in this Section 17, "mortgage"
                         -----------
     shall include "trust deed" and "deed of trust", and "mortgagee" shall include "trustee", "beneficiary'' and the mortgagee of any ground lessee, and "ground lessor," "mortgagee," and

     "purchaser at a foreclosure sale" shall include, in each case, all of its successors and assigns, however remote.

          18.  ASSIGNMENT AND SUBLEASE.
               -----------------------

                    A.   In General. Except in the case of a "Permitted
                         ----------
    Transfer" (as defined below), Tenant shall not, without the prior consent of Landlord in each case, (i) make or allow any assignment or transfer, by operation of law or otherwise, of any part of Tenant's interest in this Lease, (ii) grant or allow any lien or encumbrance, by operation of law or otherwise, upon any part of Tenant's interest in this Lease, (iii) sublet any part of the Premises, or (iv) permit anyone other than Tenant and its employees to occupy any part of the Premises. Tenant shall remain primarily liable for all of its obligations under this Lease, notwithstanding any assignment or transfer. No consent granted by Landlord shall be deemed to be a consent to any subsequent assignment or transfer, lien or encumbrance, sublease or occupancy. Tenant shall pay all of Landlord's attorneys' fees (which shall not exceed $500.00, as may be adjusted for increases in CPI during the Term, unless Tenant challenges such disapproval or conditional approval) and other expenses incurred in connection with any consent requested by Tenant or in reviewing any proposed assignment or subletting. Any assignment or transfer, grant of lien or encumbrance, or sublease or occupancy without Landlord's prior written consent shall be void. If Tenant shall assign this Lease or sublet the Premises in its entirety to any entity other than a Tenant Affiliate (as defined below), any rights of Tenant to renew this Lease, extend the Term or to lease additional space in the Project shall be extinguished thereby and will not be transferred to the assignee or subtenant, all such rights being personal to the Tenant named herein. Notwithstanding the foregoing, if no default on the part of Tenant has occurred and is continuing (after notice and expiration of applicable cure periods), Tenant may assign this Lease or sublet any portion of the Premises (hereinafter collectively referred to as a "Permitted Transfer") to (i) a parent or subsidiary of Tenant, or an entity
      ------------------
     under common control with Tenant, (ii) an entity into which Tenant is merged or consolidated, or (iii) an entity to which substantially all of Tenant's assets are transferred (collectively, "Tenant Affiliate"), without
                                                     ----------------
     first obtaining Landlord's written consent and without regard to the recapture right in Section 18E, if Tenant notifies Landlord at least ten
     (10) business days prior to the Permitted Transfer and provides Landlord with information satisfactory to Landlord in order to determine the net worth both of the successor entity and of Tenant immediately prior to such assignment, and showing the net worth of the successor to be at least equal to the net worth of Tenant.

                    B.   Landlord's Consent. Landlord will not unreasonably
                         ------------------
     withhold its consent to any proposed assignment or subletting. It shall be reasonable for Landlord to withhold its consent to any assignment or sublease if (i) Tenant is in default under this Lease beyond any applicable cure period, (ii) the financial responsibility, nature of business, and character of the proposed assignee or subtenant are not all reasonably satisfactory to Landlord, (iii) in the reasonable judgment of Landlord the purpose for which the assignee or subtenant intends to use the Premises (or a portion thereof) is not reasonably consistent with the Other users for the Building or Project, or are in violation of the terms of this Lease or any other leases in the Project, or (iv) the proposed assignee or subtenant is a government entity. The foregoing shall not exclude any other reasonable basis for Landlord to withhold its consent.

                    C.   Procedure.  Tenant shall notify Landlord of any
                         ---------
     proposed assignment or sublease at least fifteen (15) days prior to its proposed effective date. The notice shall include the name and address of the proposed assignee or subtenant, its corporate affiliates in the case of a corporation and its partners in a case of a partnership, an execution copy of the proposed assignment or sublease, and sufficient information to permit Landlord to determine the financial responsibility and character of the proposed assignee or subtenant. As a condition to any effective assignment of this Lease, the assignee shall execute and deliver in form satisfactory to Landlord at least fifteen (15) days prior to the effective date of the assignment, an assumption of all of the obligations of Tenant under this Lease. As a condition to any effective sublease, subtenant shall execute and deliver in form satisfactory to Landlord at least fifteen (15) days prior to the effective date of the sublease, an agreement to comply with all of Tenant's obligations under this Lease, and at Landlord's option, an agreement (except for the economic obligations which subtenant will undertake directly to Tenant) to attorn to Landlord under the terms of the sublease in the event this Lease terminates before the sublease expires.

                    D.   Change of Management or Ownership. Any transfer of the
                         ---------------------------------
     direct or indirect power to affect the management or policies of Tenant or direct or indirect change in 25% or more of the ownership interest in Tenant shall constitute an assignment of this Lease.

                    E.   Excess Payments.  If Tenant shall assign this Lease or
                         ---------------
     sublet any part of the Premises for consideration in excess of the pro-rata portion of Rent applicable to the space subject to the assignment or sublet, then Tenant shall pay to Landlord as Additional Rent 50% of any such excess immediately upon receipt; provided that Tenant shall first be entitled to recover the reasonable brokerage commissions, advertising, legal fees and alteration costs actually incurred by Tenant in connection with such assignment or sublet.

                    F.   Recapture.  Except in the case of Permitted Transfer,
                         ---------
     if Tenant proposes to assign this Lease or sublet all or any portion of the Premises for the balance of the Term. Landlord may, by giving written notice to Tenant within thirty (30) days after receipt of Tenant's notice of assignment or subletting, terminate this Lease with respect to the space described in Tenant's notice, as of the effective date of the proposed assignment or sublease and all obligations under this Lease as to such space shall expire except as to any obligations that expressly survive any termination of this Lease.

          19.  CONVEYANCE BY LANDLORD.  If Landlord shall at any time transfer
               ----------------------
its interest in the Project or this Lease, Landlord shall be released of any obligations occurring after such transfer, except the obligation to return to Tenant any security deposit not delivered to its transferee, and Tenant shall look solely to Landlord's successors for performance of such obligations. This Lease shall not be affected by any such transfer.

          20.  ESTOPPEL CERTIFICATE. Each party shall, within ten (10) days of
               --------------------
receiving a request from the other party, execute, acknowledge in recordable form. and deliver to the other party or its designee a certificate stating, subject to a specific statement of any applicable exceptions, that the Lease as amended to date is in full force and effect, that the Tenant is paying Rent and other charges on a current basis, and that to the best of the knowledge of the certifying party, the other party has committed no uncured defaults and has no offsets or claims. The certifying party may also be required to state the date of commencement of payment of Rent, the Commencement Date, the Termination Date, the Base Rent. the current Operating Cost Share Rent and Tax Share Rent estimates, the status of any improvements required to be completed by Landlord, the amount of any security deposit, and such other matters as may be reasonably requested. Failure to deliver such statement within the time required shall be conclusive evidence against the non-certifying party that this Lease, with any amendments identified by the requesting party, is in full force and effect, that there are no uncured defaults by the requesting party, that not more than one month's Rent has been paid in advance, that the non-certifying party has not paid any security deposit except as specified in the Lease, and that the non-certifying party has no claims or offsets against the requesting party.

          21.  LEASE DEPOSIT.  Tenant shall deposit with Landlord on the date
               -------------
Tenant executes and delivers this Lease to Landlord the cash sums set forth in the Schedule for both Prepaid Rent and Security Deposit, including any Letter of Credit (collectively, the "Lease Deposit"). Notwithstanding the foregoing,
                           -------------
Landlord agrees that a portion of the Security Deposit not to exceed $422,393.00 may be in the form of a "Letter of Credit", provided that the Letter of Credit
                         ----------------
shall (i) be in the form of an unconditional and irrevocable letter of credit which is acceptable to Landlord, (ii) name Landlord as beneficiary, (iii) expressly allow Landlord to draw upon it at any time from time to time by delivering to the issuer written certification that Landlord is entitled to draw thereunder as a result of Tenant's default hereunder. (iv) be drawable on an FDIC-insured financial institution satisfactory to Landlord. and (v) be redeemable in the state of California in one of the nine counties comprising the San Francisco-Oakland-San Jose (the "Bay Area"). As of the Commencement Date,
                                     --------
and at all times during the Term, the sum of the amount drawable under the Letter of Credit and the cash portion of the Security Deposit held by Landlord shall be equal or greater than the total amount of the Security Deposit as set forth in the Schedule (i.e., $509,037.80). If Tenant does not provide Landlord with a substitute Letter of Credit complying with all of the requirements hereof at least thirty (30) days before the stated expiration date of the current Letter of Credit, then Landlord shall have the right to draw upon the current Letter of Credit and hold the funds drawn as part of the Security Deposit. In the event Landlord notifies Tenant in writing that the bank which issued the Letter of Credit has become financially unacceptable (e.g., the bank is under investigation by governmental authorities, has filed bankruptcy or reorganization proceedings, or has closed two or more of its branches within the Bay Area), then Tenant shall have thirty (30) days to provide Landlord with a substitute Letter of Credit complying with all of the requirements hereof. The cash portion of the Security Deposit and the Letter of Credit are collectively referred to herein as the "Security Deposit". In the event Tenant initially pays
                           ----------------
the entire Security Deposit to Landlord in cash, then Landlord agrees after its receives a Letter of Credit which satisfies the requirements set forth above to promptly refund to Tenant an amount equal to the lesser of: (i) the amount of the Letter of Credit, or (ii) $422,393.00.

The Prepaid Rent shall be applied by Landlord against the first full month's Base Rent payment obligation hereunder. The cash Security Deposit and the Letter of Credit (collectively, the "Security Deposit") shall be held by Landlord
                              ----------------
during the Term as security for the performance of all of Tenant's obligations hereunder. If Tenant defaults under this Lease, Landlord may apply all or any part of the Security Deposit for the payment of any Rent or other sum in default, the repair of any damage to the Premises caused by Tenant or the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default to the full extent permitted by law. Tenant hereby waives any restriction on the use or application of the Security Deposit by Landlord as set forth in California Civil Code Section 1950.7. To the extent any portion of the Security Deposit is used, Tenant shall within five (5) days (ten (10) days in the case of the Letter of Credit) after demand from Landlord restore the deposit to its full amount. Landlord may keep the Security Deposit in its general funds and shall not be required to pay interest to Tenant on the deposit amount. If Tenant shall perform all of its obligations under this Lease and return the Premises to Landlord at the end of the Term, Landlord shall return all of the remaining Security Deposit to Tenant within thirty (30) days after the end of the Term. The Security Deposit shall not serve as an advance payment of Rent or a measure of Landlord's damages for any default under this Lease.

          If Landlord transfers its interest in the Project or this Lease, Landlord may transfer the Security Deposit to its transferee. Upon such transfer, Landlord shall have no further obligation to return the Security Deposit to Tenant, and Tenant's right to the return of the Security Deposit shall apply solely against Landlord's transferee.

          Notwithstanding the foregoing, Landlord shall return the Letter of Credit to Tenant if Tenant can demonstrate to the reasonable satisfaction of Landlord that (i) Tenant's net worth is in excess of Twenty Million Dollars ($20,000,000.00), and (ii) Tenant has had six (6) consecutive profitable quarters (and thereafter the amount of the Security Deposit required to be maintained by Tenant hereunder shall be reduced to $86,644.80)

          22.  FORCE MAJEURE.  Neither party shall be in default under this
               -------------
Lease to the extent such party is unable to perform any of its obligations on account of any prevention, delay, stoppage due to strikes, lockouts, inclement weather, labor disputes, inability to obtain labor, materials, fuels, energy or reasonable substitutes therefor, governmental restrictions, regulations, controls, actions or inaction, civil commotion, fire or other acts of God, national emergency, or any other cause of any kind beyond the reasonable control of such party (except financial inability) (collectively "Force Majeure").

          23.  TENANT'S PERSONAL PROPERTY AND TRADE FIXTURES. Intentionally
               ---------------------------------------------
omitted.

          24.  NOTICES.  All notices, consents, approvals and similar
               -------
communications to be given by one party to the other under this Lease, shall be given in writing, mailed or personally delivered as follows:

                    A.   Landlord.  To Landlord as follows:
                         --------

                     CarrAmenca Realty Corporation
                     1810 Gateway Drive, Suite 150
                     San Mateo, California 94404
                     Attn: Market Officer

          with a copy to:        CarrAmerica Realty Corporation
                                 1850 K Street.  N.W., Suite 500
                                 Washington, D.C. 20006
                                 Attention: Lease Administration

or to such other person at such other address as Landlord may designate by notice to Tenant.

                    B.   Tenant.  To Tenant as follows:
                         ------
Prior to the Commencement Date:  Applied Fiber Optics, Inc.
                                 46758 Lakeview Boulevard
                                 Fremont, California 94538
                                 Attention: Wayne Franklin, Director of
                                            Operations

After the Commencement Date:     Applied Fiber Optics, Inc.
                                 46420 Fremont Boulevard
                                 Fremont, California 94538
                                 Attention: Wayne Franklin, Director of
                                            Operations

or to such other person at such other address as Tenant may designate by notice to Landlord.

Mailed notices shall be sent by United States certified or registered mail, or by a reputable national overnight courier service, postage prepaid. Mailed notices shall be deemed to have been given on the earlier of actual delivery or three (3) business days after posting in the United States mail in the case of registered or certified mail, and one business day in the case of overnight courier.

          25.  QUIET POSSESSION.  So long as Tenant shall perform all of its
               ----------------
obligations under this Lease, Tenant shall enjoy peaceful and quiet possession of the Premises against any party claiming through the Landlord, subject to all of the terms of this Lease.

          26.  REAL ESTATE BROKER. Tenant represents to Landlord that Tenant has
               ------------------
not dealt with any real estate broker with respect to this Lease except for any broker(s) listed in the Schedule, and no other broker is in any way entitled to any broker's fee or other payment in connection with this Lease. Tenant shall indemnify and defend Landlord against any claims by any other broker or third party for any payment of any kind in connection with this Lease.

          27.  MISCELLANEOUS.
               -------------

                    A.   Successors and Assigns. Subject to the limits on
                         ----------------------
     Tenant's assignment contained in Section 18, the provisions of this Lease shall be binding upon and inure to the benefit of all successors and assigns of Landlord and Tenant.

                    B.   Date Payments Are Due. Except for payments to be made
                         ---------------------
     by Tenant under this Lease which are due upon demand or which are due in advance (such as Base Rent), Tenant shall pay to Landlord any amount for which Landlord renders a Statement of account within thirty (30) days of Tenant's receipt of Landlord's statement.

                    C.   Meaning of "Landlord," "Re-Entry," "including" and
                         --------------------------------------------------
     "Affiliate". The term "Landlord" means only the owner of the Project and
     -----------
     the lessor's interest in this Lease from time to time. The words "re-entry" and "re-enter" are not restricted to their technical legal meaning. The words "including" and similar words shall mean "without limitation." The word "affiliate" shall mean a person or entity controlling, controlled by or under common control with the applicable entity. "Control" shall mean the power directly or indirectly, by contract or otherwise, to direct the management and policies of the applicable entity.

                    D.   Time of the Essence. Time is of the essence of each
                         -------------------
     provision of this Lease.

                    E.   No Option. This document shall not be effective for any
                         ---------
     purpose until it has been executed and delivered by both parties; execution and delivery by one party shall not create any option or other right in the other party.

                    F.   Severability. The unenforceability of any provision of
                         ------------
     this Lease shall not affect any other provision.

                    G.   Governing Law. This Lease shall be governed in all
                         -------------
     respects by the laws of the state in which the Project is located, without regard to the principles of conflicts of laws.

                    H.   Lease Modification. Tenant agrees to modify this Lease
                         ------------------
     in any way requested by a mortgagee which does not cause increased expense to Tenant or otherwise materially adversely affect Tenant's rights or interests under this Lease.

                    I.   No Oral Modification.  No modification of this Lease
                         --------------------
     shall be effective unless it is a written modification signed by both parties.

                    J.   Landlord's Right to Cure. If Landlord breaches any of
                         ------------------------
     its obligations under this Lease, Tenant shall notify Landlord in writing and shall take no action respecting such breach so long as Landlord promptly begins to cure the breach and diligently pursues such cure to its completion. Landlord may cure any default by Tenant; any reasonable expenses incurred by Landlord to cure the default shall become Additional Rent due from Tenant on demand by Landlord.

                    K.   Captions.  The captions used in this Lease shall have
                         --------
     no effect on the construction of this Lease.

                    L.   Authority.  Landlord and Tenant each represents to the
                         ---------
     other that it has full power and authority to execute and perform this Lease.

                    M.   Landlord's Enforcement of Remedies. Landlord may
                         ----------------------------------
     enforce any of its remedies under this Lease either in its own name or through an agent.

                    N.   Entire Agreement. This Lease, together with all
                         ----------------
     Appendices, constitutes the entire agreement between the parties. No representations or agreements of any kind have been made by either party which are not contained in this Lease.

                    O.   Landlord's Title. Landlord's title shall always be
                         ----------------
     paramount to the interest of the Tenant, and nothing in this Lease shall empower Tenant to do anything which might in any way impair Landlord's title.

                    P.   Light and Air Rights. Landlord does not grant in this
                         --------------------
     Lease any rights to light and air in connection with Project. Landlord reserves to itself, the Land, the Building below the improved floor of each floor of the Premises, the Building above the ceiling of each floor of the Premises, the exterior of the Premises and the areas on the same floor outside the Premises, along with the areas within the Premises required for the installation and repair of utility lines and other items required to serve other tenants of the Building.

                    Q.   Singular and Plural. Wherever appropriate in this
                         -------------------
     Lease, a singular term shall be construed to mean the plural where necessary, and a plural term the singular. For example, if at any time two parties shall constitute Landlord or Tenant, then the relevant term shall refer to both parties together.

                    R.   No Recording by Tenant. Tenant shall not record in any
                         ----------------------
     public records any memorandum or any portion of this Lease.

                    S.   Exclusivity.  Landlord does not grant to Tenant in this
                         -----------
     Lease any exclusive right except the right to occupy its Premises.

                    T.   No Construction Against Drafting Party. The rule of
                         --------------------------------------
     construction that ambiguities are resolved against the drafting party shall not apply to this Lease.

                    U.   Survival. All obligations of Landlord and Tenant under
                         --------
     this Lease shall survive the termination of this Lease.

                    V.   Rent Not Based on Income. No Rent or other payment in
                         ------------------------
     respect of the Premises shall be based in any way upon net income or profits from the Premises. Tenant may not enter into or permit any sublease or license or other agreement in connection with the Premises which provides for a rental or other payment based on net income or profit.

                    W.   Building Manager and Service Providers. Landlord may
                         --------------------------------------
     perform any of its obligations under this Lease through its employees or third parries hired by the Landlord.

                    X.   Late Charge and Interest on Late Payments. Without
                         -----------------------------------------
     limiting the provisions of Section 13A, if Tenant fails to pay any installment of Rent or other charge to be paid by Tenant pursuant to this Lease within five (5) business days after the same becomes due and payable, then Tenant shall pay a late charge equal to the greater of five percent (5%) of the amount of such payment or $250. In addition, interest shall be paid by Tenant to Landlord on any late payments of Rent from the date due until paid at the rate provided in Section 2D(2). Such late charge and interest shall constitute Additional Rent due and payable by Tenant to Landlord upon the date of payment of the delinquent payment referenced above.

                    Y.   Tenant's Financial Statements. Within ten (10) days
                         -----------------------------
     after Landlord's written request therefor, Tenant shall deliver to Landlord the current financial statements of Tenant, and financial statements of the two (2) years prior to the current financial statements year, with an opinion of a certified public accountant, including a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with generally accepted accounting principles consistently applied.

                    Z.   Attorneys' Fees. If either party shall bring any action
                         ---------------
     or legal proceeding for damages for an alleged breach of any provision of this Lease, to recover Rent or other sums due to terminate the tenancy of the Premises or to enforce, protect or establish any term, condition or covenant of this Lease or right of either party, the prevailing party shall be entitled to recover, as a part of the action or proceedings, or in a separate action brought for that purpose, reasonable attorneys' fees and related court costs, including expert witness fees, as may be fixed by the court or jury. The prevailing party shall be the party that secures a final judgment in its favor.

          28.  UNRELATED BUSINESS INCOME. If Landlord is advised by its counsel
               -------------------------
at any time that any part of the payments by Tenant to Landlord under this Lease may be characterized as unrelated business income under the United States Internal Revenue Code and its regulations, then Tenant shall enter into any amendment proposed by Landlord to avoid such income, so long as the amendment does not require Tenant to make more payments or accept fewer services from Landlord, than this Lease provides.

          29.  HAZARDOUS SUBSTANCES.
               --------------------

                    A.   Prohibition Against Hazardous Substances. Tenant shall
                         ----------------------------------------
     not produce, store, use, discharge or dispose of, nor permit its agents, employees or contractors to produce, store, use, discharge or dispose of any Hazardous Substances in or near the Project unless Landlord has consented to such storage or use in its sole discretion of both the particular Hazardous Substances and the maximum quantities thereof to be stored or used on the Premises at any time. Prior to the use of any Hazardous Substances (including any changes to the previously approved list), Tenant shall provide Landlord with a list of those Hazardous Substances (and the maximum quantities thereof) which Tenant proposes to use, for Landlord's review and approval, which approval shall not be unreasonably delayed or withheld. Any handling, transportation, storage, treatment, disposal or use of any Hazardous Substances in or about the Project by Tenant, its agents, employees, contractors or invitees shall strictly comply with all applicable Governmental Requirements. Tenant shall indemnify, defend and hold Landlord harmless from and against any liabilities, losses, claims, damages, penalties, fines, attorneys' fees and court costs, remediation costs, investigation costs and any other expenses which result from or arise out of the use, storage, treatment, transportation, release, or disposal of any Hazardous Substances on or about the Project by Tenant, its agents, employees, contractors or invitees. If any lender or governmental agency shall require testing for Hazardous Substances in the Premises, Tenant shall pay for such testing, if (i) Tenant is in breach of any provision in this Section 29, (ii) Tenant, its agents, employees or contractors was responsible in any way for the presence of any of the Hazardous Substances discovered by such testing, or (iii) the applicable governmental agency has requested that such testing be performed as a result of Tenant's activities within the Project.

               B.   "Hazardous Substances" means any hazardous or toxic
                     --------------------
     substances, materials or waste which are or become regulated by any local government authority, the state in which the Project is located or the United States government, including those substances described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended. 42 U.S.C. Section 6901 et seq., any other applicable federal, state or local law, and the regulations adopted under these laws.

          30.  EXCULPATION. Landlord shall have no personal liability under this
               -----------
Lease; its liability shall be limited to its interest in the Project and shall not extend to any other property or assets of the Landlord. In no event shall any officer, director, employee, agent, shareholder, partner, member or beneficiary of Landlord be personally liable for any of Landlord's obligations hereunder.

          31.  RIGHT OF FIRST REFUSAL. Subject to Subsections A and B below.
               ----------------------
Landlord hereby grants to Tenant a right of first refusal for the Easterly portion of Building A shown on Exhibit A, containing approximately 22,399 rentable square feet and which is commonly known as 46410 Fremont Boulevard (the "ROFR Space"), to be exercised in accordance with terms and conditions set forth
 ----------
below. This right of first refusal shall not apply to any lease renewal or extension which Landlord may enter into in connection with any then existing tenant of the ROFR Space (collectively, an "Existing Tenant").
                                            ---------------

                    A. If Landlord desires to enter into a Lease for the ROFR Space with a third party (other than an Existing Tenant), Landlord shall so notify Tenant ("Landlord's ROFR Notice") identifying the terms and
                     ----------------------
     conditions upon which Landlord shall lease the ROFR Space to such third party. Tenant shall notify Landlord within five (5) business days of receipt of Landlord's ROFR Notice whether it desires to lease the Subject ROFR Space on the terms and conditions set forth in Landlord's ROFR Notice. If Tenant does not notify Landlord within such 5 business day period that it will lease the ROFR Space on such terms and conditions, Tenant shall be deemed to have refused the ROFR Space. After any refusal, Landlord shall be free to lease such ROFR Space to any third party on substantially the same terms and conditions set forth in Landlord's ROFR Notice. If Tenant exercises its right of first refusal with respect to the ROFR Space, such space shall be added to the Premises for all purposes of this Lease on (a) the terms and conditions specified in Landlord's ROFR Notice, and (b) the terms of this Lease, to the extent that they do not conflict with the terms and conditions specified in Landlord's ROFR Notice, shall also apply to the ROFR Space.

                    B. Tenant's right of first refusal is subject to the conditions that: (i) in the event Tenant cannot demonstrate to Landlord's satisfaction (e.g., based on Tenant's most recently audited financial statements) that Tenant's business operations at the Premises are profitable as of the date Tenant elects to exercise its right of first refusal hereunder, then notwithstanding any provision herein to the contrary Landlord may require Tenant to provide additional lease/security deposits or other alternative security (i.e., in excess of that which was required in Landlord's ROFR Notice) which is acceptable to Landlord in its sole and absolute discretion as a condition of exercising this right of first refusal, (ii) on the date that Tenant delivers its notice exercising its right of first refusal, Tenant is not in default under this Lease after the expiration of any applicable notice and cure periods, and (iii) Tenant shall not have assigned the Lease for the remainder of the Term, or sublet all of the Premises under a sublease for the remainder of the Term, unless pursuant to a Permitted Transfer.

                    C. Promptly after Tenant's exercise of its right of first refusal, Landlord shall execute and deliver to Tenant an amendment to the Lease to reflect changes in the Premises, Base Rent, Tenant's Proportionate Share and any other appropriate terms changed by the addition of the ROFR Space. Within 15 days thereafter, Tenant shall execute and return the amendment to Landlord.

          32.  OPTION TO LEASE EXPANSION SPACE.  Prior to January 1, 1999 and
               -------------------------------
provided that Tenant is not then in default in the performance of any of its obligations under this Lease (beyond any applicable cure period), Landlord grants to Tenant the following option to lease Building F containing approximately 53,312 rentable square feet (the "Expansion Space") on the same terms and conditions as the Premises (including the annual $.05 per square foot increases in the monthly Base Rent payable hereunder on the same rent adjustments dates as set forth in the Schedule, and tenant improvement allowance). Notwithstanding the foregoing, in the event Tenant cannot demonstrate to Landlord's satisfaction (e.g., based on Tenant's most recently audited financial statements) that Tenant's business operations at the Premises are profitable as of the date Tenant elects to exercise its expansion option hereunder, then notwithstanding any provision herein to the contrary Landlord may require Tenant to provide additional lease/security deposits or other alternative security which is acceptable to Landlord in its sole and absolute discretion as a condition of Tenant's exercising the foregoing expansion option. Subject to the foregoing, if Tenant delivers written notice to Landlord regarding its election to lease the Expansion Space prior to January 1, 1999 (the "Expansion Notice"), then Landlord shall commence the construction of
           ----------------
the Building Shell for Building F as soon as practicably possible thereafter and Tenant shall commence paying Base Rent and the other amounts due hereunder for the Expansion Space commencing on the date which is three (3) months after the Substantial Completion of the Building Shell for Building F (the "Building F
                                                                  ----------
Commencement Date"; provided that the Building F Commencement Date will be
-----------------
delayed day for day for any construction which is commenced on the Building Shell for Building F prior to January 1, 1999. In other words, if Landlord commenced construction on the Building Shell for Building F (as evidenced by the commencement of grading and other foundation work on the Building F land) on November 1, 1998. then the Building F Commencement Date would be 5 months after the Substantial Completion of the Building Shell for Building F (i.e., the original 3 months, plus an additional 2 months because of the early commencement of construction). To illustrate the timing of the rent increases which will occur in connection with the Expansion Space, assume the Commencement Date for the original Premises is January 1, 1999 and Tenant satisfies the financial requirements set forth above and delivers the written expansion notice to Landlord prior to January 1, 1999, then (a) as of the Building F Commencement Date, Tenant would start paying monthly Base Rent in the amount of $69,305.60 per month (i.e., 53,312 rsf x $1.30/rsf), and the Tenant's Proportionate Share of the Project would be increased from 18.62% to 36.95%, and (b) as of January 1, 2000 (i.e., the end of the first 12 months of the Term is the first Base Rent adjustment date set forth in the Schedule), the monthly Base Rent for the Expansion Space would be increased to $71,971.20 (i.e., 53,312 rsf x $1.35/rsf) and thereafter the monthly Base Rent for the Expansion Space would be increased by $.05 per square foot at the end of each twelve-month period thereafter in the same manner and at the same time as the Base Rent increases occur for the original Premises as set forth in the Schedule. Tenant's Expansion Notice shall indicate whether Landlord or Tenant shall be constructing the interior tenant improvements within the Expansion Space. Promptly after Tenant's delivery of its Expansion Notice, Landlord shall execute and deliver to Tenant an amendment to the Lease to reflect the addition of the Expansion Space, and the corresponding changes to the definitions of Premises Base Rent, Tenant's Proportionate Share and any other appropriate terms. Within 15 days thereafter, Tenant shall execute and return the amendment to Landlord.

          33.  RIGHT OF FIRST NEGOTIATION. If Tenant does not deliver the
               --------------------------
Expansion Notice to Landlord prior to January 1, 1999, then Tenant's expansion option shall lapse. Provided notice is timely given and provided further that Tenant is not then in default in the performance of any of its obligations under this Lease (beyond any applicable cure period) and subject to the terms and conditions set forth herein, Landlord grants to Tenant the following right of first negotiation ("Right of First Negotiation") with respect to the Expansion
                    --------------------------
Space. Tenant's Right of First Negotiation shall not apply to any lease renewal or extension which Landlord may enter into in connection with any then existing tenant of the Expansion Space (collectively, an "Existing Tenant"). After
                                                 ---------------
January 1, 1999 and subject to the terms and conditions set forth herein, Tenant shall have the Right of First Negotiation with respect to the Expansion Space if it becomes available for lease to a third party (other than to an Existing Tenant) during the Term (including any extensions thereof). When the Expansion Space becomes available for lease to any third party (other than an Existing Tenant), Tenant shall have ten (10) calendar days following its receipt of Landlord's notice that the Expansion Space is available to respond. Landlord's notice shall be in writing and shall include the general terms on which Landlord proposes to lease the Expansion Space. Tenant's failure to respond during such 10-day period shall be deemed to be Tenant's election to pass on the Expansion Space. In the event Landlord receives written notice from Tenant during such 10-day period of Tenant's interest in the Expansion Space, then Landlord and Tenant shall have the twenty (20) day period following Landlord's receipt of Tenant's notice to meet, confer and agree in writing on the terms and conditions upon which Tenant would lease the Expansion Space from Landlord. If Landlord and Tenant are able to agree on the terms on which Landlord would lease the Expansion Space to Tenant during such period, Landlord and Tenant agree to execute an amendment to this Lease to incorporate the Expansion Space and those terms agreed to by Landlord and Tenant. In the event Landlord and Tenant are unable to agree in writing on the terms for the lease of the Expansion Space within such twenty
(20) day period (or in the event Tenant passes on such space, or is deemed to have passed on such space), then Landlord shall be free to market the Expansion Space to any third parties without any liability to Tenant. Landlord and Tenant agree to negotiate in good faith taking into consideration the following factors: (i) the rental rates of similar projects in the geographic area of the Project (including the rent. operating costs, and all other monetary payments that Landlord could obtain for the Expansion Space from a third party desiring to lease such space, the services provided under the terms of the Lease, the obligation, or lack thereof, to pay tenant improvement costs and leasing commissions in connection with such renewal and all other monetary payments then being obtained for new leases of space comparable to such space), (ii) it should be assumed that the Expansion Space will be used for the highest and best use allowed under the Lease, and (iii) in the event Tenant cannot demonstrate to Landlord's satisfaction (e.g., based on Tenant's most recently audited financial statements) that Tenant's business operations at the Premises are profitable as of the date Tenant elects to exercise its Right of First Negotiation, then Landlord may require Tenant to provide additional lease/security deposits or other alternative security (i.e., in excess of that which was required by Landlord for the original Premises) which is acceptable to Landlord in its sole and absolute discretion as a condition of leasing the Expansion Space. The Right of First Negotiation described herein is personal to Tenant and may not be exercised or assigned, voluntarily or involuntarily, by or to any person or entity other than Tenant, without Landlord's prior written consent, which Landlord may withhold in its sole and absolute discretion. This Right of First Negotiation shall automatically terminate upon the earlier of the following: (i) Tenant's exercise of its Expansion Option as set forth in Section 32 above, or
(ii) Tenant's assignment of this Lease for the remainder of the Term, or sublease of all of the Premises for the remainder of the Term, unless pursuant to a Permitted Transfer.

          34.  OPTION TO EXTEND. Subject to the terms and conditions set form
               ----------------
below, Tenant may at its option extend the Term of this Lease for two (2) successive periods of five (5) years each. Each such period is called a "Renewal
                                                                         -------
Term." Each Renewal Term shall be upon the same terms contained in this Lease,
-----
except that (i) Landlord shall have no obligation to provide Tenant with any Tenant Improvement Allowance in connection with such Renewal Terms, (ii) the Base Rent during me Renewal Term shall be calculated as set forth below, and
(iii) any reference in the Lease to the "Term" or the Lease shall be deemed to include any

Renewal Term and apply thereto, unless it is expressly provided otherwise. Tenant shall have no additional extension options.

                    A. The Base Rent during a Renewal Term shall be the greater of (i) the Base Rent applicable to the last month prior to the applicable Renewal Term, or (ii) the Market Rate (defined hereinafter) for such space for a term commencing on the first day of the Renewal Term. "Market Rate" shall mean the then prevailing market rate for a comparable term commencing on the first day of the Renewal Term for tenants of comparable size and creditworthiness for comparable space in the Building and other first class office/R&D buildings of comparable age with similar projects in the vicinity of the Building.

                    B. To exercise any option, Tenant must deliver a binding notice to Landlord not sooner than ten (10) months nor later than six (6) months prior to the expiration of the initial Term of this Lease, or the then applicable Renewal Term, as the case may be. Immediately (and in no event more than thirty (30) days) thereafter. Landlord and Tenant shall commence the process of calculating the Market Rate for the particular Renewal Term pursuant to the terms and conditions of Subsection C below and following such process Landlord shall inform Tenant of the Market Rate. Such calculations shall be final and shall not be recalculated at the actual commencement of such Renewal Term. If Tenant fails to timely give its notice of exercise, Tenant will be deemed to have waived its option to extend.

                    C.   Market Rate shall be determined as follows:

                              (i)    If Tenant provides Landlord with its
          binding notice of exercise pursuant to Subsection B above, then prior to the commencement date of such Renewal Term Landlord and Tenant shall commence negotiations to agree upon the Market Rate. If Landlord and Tenant are unable to reach agreement within twenty-one (21) days, then the Market Rate shall be determined in accordance with (ii) below.

                              (ii) If Landlord and Tenant are unable to reach agreement on the Market Rate within said twenty-one (21) day period, then within seven (7) days, Landlord and Tenant shall each simultaneously submit to the other in a sealed envelope its good faith estimate of the Market Rate. If the higher of such estimates is not more than one hundred five percent (105%) of the lower, then the Market Rate shall be the average of the two. Otherwise, the dispute shall be resolved by arbitration in accordance with (iii) below.

                              (iii) Within seven (7) days after the exchange of estimates, the parties shall select as an arbitrator an independent (i.e., one who has not previously worked for either Landlord or Tenant or their affiliates) MAI appraiser with at least five (5) years of experience in appraising office space in the metropolitan area in which the Project is located (a "Qualified Appraiser"). If the parties
                                           -------------------
          cannot agree on a Qualified Appraiser, then within a second period of seven (7) days, each shall select a Qualified Appraiser and within ten
          (10) days
          thereafter, the two appointed Qualified Appraisers shall select a third Qualified Appraiser and the third Qualified Appraiser shall be the sole arbitrator. If one party shall fail to select a Qualified Appraiser within the second seven (7) day period, then the Qualified Appraiser chosen by the other party shall be the sole arbitrator.

                              (iv)   Within twenty-one (21) days after
          submission of the matter to the arbitrator, the arbitrator shall determine the Market Rate by choosing whichever of the estimates submitted by Landlord and Tenant the arbitrator judges to be more accurate. The arbitrator shall notify Landlord and Tenant of its decision, which shall be final and binding. If the arbitrator believes that expert advice would materially assist him, the arbitrator may retain one or more qualified persons to provide expert advice. The fees of the arbitrator and the expenses of the arbitration proceeding, including the fees of any expert witnesses retained by the arbitrator, shall be shared equally by both parties. Each party shall pay the fees of its respective counsel and the fees of any witness called by that party.

               D. Tenant's option to extend is personal to Tenant and may not be exercised or assigned, voluntarily or involuntarily, by or to any person or entity other than Tenant, without Landlord's prior written consent, which Landlord may withhold in its sole and absolute discretion. Tenant's option to extend this Lease is subject to the conditions that: (i) on the date that Tenant delivers its binding notice exercising an option to extend. Tenant is not in default under this Lease after the expiration of any applicable notice and cure periods, and (ii) Tenant shall not have assigned the Lease for the remainder of the Term, or sublet all of the Premises for the remainder of the Term, unless pursuant to a Permitted Transfer.

          IN WITNESS WHEREOF, the parties hereto have executed this Lease.


                                       LANDLORD:
                                       CARRAMERICA REALTY CORPORATION,
                                       a Maryland corporation



                                       By: /s/ Philip L. Hawkins
                                          ------------------------------
                                       Print Name:  Philip L.  Hawkins
                                       Print Title: Managing Director

                                       Date:  9/14/98
                                            ----------------------------


                                       TENANT:

                                       APPLIED FIBER OPTICS, INC.,
                                       a California corporation



                                       By: /s/ Sheau Chen
                                          ------------------------------
                                       Print Name:  Sheau Chen
                                       Print Title: President and CEO

                                       Date:  8/31/98
                                            ----------------------------